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                                                                   EXHIBIT 10(j)




                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                          ONEIDA COMMUNITY CHINA, INC.,


                                  ONEIDA LTD.,


                                  SAKURA, INC.,


                                   GLENN SIMON


                                       AND


                                 NICK NISHIWAKI





                               DATED MAY 23, 2000












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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is entered into this 23rd day of May, 2000, by and among ONEIDA COMMUNITY CHINA, INC., a New York corporation (the "Buyer"); ONEIDA LTD., a New York corporation ("Oneida"); SAKURA, INC., a New York corporation ("Sakura" or the "Seller"); GLENN SIMON ("Mr. Simon"); and NICK NISHIWAKI ("Mr. Nishiwaki" and, together with Mr. Simon, the "Shareholders").

                                    RECITALS

                  A. The Seller is engaged, directly and indirectly through its Affiliates, in the business of designing, licensing designs for use on, sourcing, importing, warehousing, marketing, distributing, and selling ceramic, plastic, glass and metal tableware, including but not limited to dinnerware, flatware, beverageware, melamine, serveware, collectibles and giftware to the consumer markets throughout the world; acting as an agent for the purchase of products for sale for its own account and for the purchase of products for third parties; and leasing and operating a product showroom in New York City (the "Business").

                  B. The Seller proposes to sell, assign, transfer, convey and deliver all of its assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which it is directly or indirectly entitled, for a purchase price as set forth in Section 2.2 of this Agreement.

                  C. The parties hereto desire the Buyer to purchase substantially all of the Seller's assets as set forth in this Agreement. The Buyer is a wholly owned subsidiary of Oneida.

                  D. Contemporaneously with the execution of this Agreement, Mr. Simon is entering into an employment agreement with Oneida (the "Employment Agreement"), which agreement will become effective upon the closing of the transaction contemplated by this Agreement.

         NOW, THEREFORE, in reliance on the representations and warranties of each party to the others, in consideration of the covenants and agreements of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                       RULES OF CONSTRUCTION; DEFINITIONS

         1.1 Rules of Construction. Unless the context otherwise requires:

         A capitalized term has the meaning assigned to it in this Agreement;

         An accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP (as defined below);

         "Or" is not exclusive and "including" means "without limitation," whether or not so expressed;

         Words in the singular include the plural, and words in the plural include the singular;

         "Herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

         Words in the masculine gender include the neuter and feminine genders, words in the feminine gender include the neuter and masculine genders and words in the neuter gender include the feminine and masculine genders; and

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         The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. References herein to Articles, Sections, Schedules or Exhibits mean and refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement, unless otherwise specified.

         1.2 Definitions. For purposes of this Agreement the following terms shall have the meanings ascribed to them in this Section 1.2:

         "Acquired Assets" has the meaning given to it in Section 2.1 of this Agreement.

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" has the meaning given to it in Rule 405 promulgated under the Securities Act of 1933.

         "Agreement" or "this Agreement" means this Asset Purchase Agreement, including the Seller Disclosure Schedule, the exhibits and annexes hereto, and all amendments made in accordance with the provisions of Section 11.7.

         "Allocation Schedule" has the meaning given to it in Section 2.6 of this Agreement.

         "Assumed Liabilities" has the meaning given to it in Section 2.5 of this Agreement.

         "Authorized Agent" has the meaning given to it in Section 11.2 of this Agreement.

         "Balance Sheet Date" has the meaning given to it in Section 3.11 of this Agreement.

         "Business" has the meaning given to it in the recitals to this Agreement.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "Buyer" has the meaning given to it in the preamble of this Agreement.

         "Buyer Parties" has the meaning given to it in Section 10.2 of this Agreement.

         "Cause" has the meaning given to it in Section 5.6 of this Agreement.

         "CERCLA" has the meaning given to it in Section 3.22 of this Agreement.

         "Claim" has the meaning given to it in Section 10.4 of this Agreement.

         "Closing" has the meaning given to it in Article VI of this Agreement.

         "Closing Date" has the meaning given to it in Article VI of this Agreement.

         "COBRA" has the meaning given to it in Section 3.10 of this Agreement.

         "Code" has the meaning given to it in Section 2.6 of this Agreement.

         "Contractual Obligations" has the meaning given to it in Section 3.13 of this Agreement.

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         "Dinnerware" means all china, porcelain, stoneware and melamine dinnerware, including plates, bowls, cups, saucers, mugs, platters, salt and pepper shakers, sugar bowls, creamers, gravy boats, tea pots, pitchers, canisters, cookie jars, and other similar pieces and accessories, and any sets or combinations thereof.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or unwritten) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Seller or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Seller or any ERISA Affiliate, or under which the Seller or any ERISA Affiliate has or could have any obligation or liability, whether actual or contingent (and including, without limitation, any liability arising out of an indemnification, guarantee, hold harmless or similar agreement), including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

         "Employment Agreement" has the meaning given to it in the recitals to this Agreement.

         "Environmental Claim" means any written accusation or allegation, notice of violation, action, claim, lien, demand, abatement or other order or written direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a release (including, without limitation, sudden or non-sudden accidental or non-accidental releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Seller or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Seller or its operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Law or order of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Seller and any of its subsidiaries.

         "Environmental Law" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C.'SS' 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.'SS' 6901 et seq., the Clean Water Act, 33 U.S.C. 'SS' 1251 et seq., the Clean Air Act, 33 U.S.C. 'SS' 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. 'SS' 2601 et seq., the Federal Insecticide Fungicide, and Rodenticide Act, 7 U.S.C. 'SS' 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C 'SS' 2701 et seq., the Occupational Safety and Health Act, 29 U.S.C. 'SS' 651 et seq., and California Proposition 65, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local or foreign statutes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any entity (whether or not incorporated) other than the Seller that, together with the Seller, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

         "Escrow Agent" has the meaning given to it in Section 2.3 of this Agreement.

         "Escrow Agreement" has the meaning given to it in Section 7.7 of this Agreement.

         "Escrowed Funds" has the meaning given to it in Section 2.3 of this Agreement.

         "Excluded Assets" has the meaning given to it in Section 2.1 of this Agreement.

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         "Excluded Liabilities" has the meaning given to it in Section 2.5 of this Agreement.

         "Final Date" has the meaning given to it in Section 9.1 of this Agreement.

         "GAAP" means generally accepted accounting principles, as in effect in the United States, consistently applied.

         "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Hazardous Material" means any substance, material or waste that is regulated by any Governmental Authority or the United States or other national government, including, without limitation, lead or other heavy metals and any material, substance or waste that is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Indemnitee" has the meaning given to it in Section 10.4 of this Agreement.

         "Indemnitor" has the meaning given to it in Section 10.4 of this Agreement.

         "Independent Accountants" has the meaning given to it in Section 2.4 of this Agreement.

         "Intellectual Property Rights" means all corporate, promotional and trade names and all designs used in connection with the business of a Person, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer or trading agent lists, proprietary processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

         "Inventories" means all inventory, merchandise, finished goods, raw materials, packaging, supplies and other personal property related to the Business, maintained, held or stored by or for the Seller on the Closing Date and any prepaid deposits for any of the same.

         "Knowledge of the Shareholders and the Seller" means all information that is actually known, or in the exercise of reasonable diligence in the normal course of employment, the normal course of duties, or in the review of the Transaction Documents, should have been known, by Mr. Simon, Mr. Nishiwaki or Mark C. Spector, the Chief Financial Officer of Sakura.

         "Lien" has the meaning given to it in Section 3.3 of this Agreement.

         "Loss(es)" has the meaning given to it in Section 10.4 of this Agreement.

         "Material Adverse Effect" means any circumstance, change in, or effect on, the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business: (a) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Business, (b) does, or could reasonably be expected to, materially adversely affect the ability of the Buyer or Oneida to operate or conduct the Business in the manner in which it is

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currently operated or conducted by the Seller, or (c) does, or could reasonably be expected to, materially impair the ability of the Seller or the Shareholders to perform their respective obligations under this Agreement.

         "Nishiwaki Non-compete Period" means the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date.

         "Oneida" has the meaning given to it in the preamble of this Agreement.

         "Permits" has the meaning given to it in Section 3.6 of this Agreement.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Pre-Closing Period" means all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

         "Pro Forma Income Statement" has the meaning given to it in Section 3.5 of this Agreement.

         "Purchase Price" has the meaning given to it in Section 2.2 of this Agreement.

         "Returns" has the meaning given to it in Section 3.15 of this Agreement.

         "Sakura" has the meaning given to it in the preamble of this Agreement.

         "Sakura Common Stock" has the meaning given to it in Section 3.2 of this Agreement.

         "Sakura Net Asset Value" means the difference between the book value of the Acquired Assets acquired from Sakura and the book value of the Assumed Liabilities assumed from Sakura.

         "Sakura Target Amount" means $8,179,000 (US) which is the Sakura Net Asset Value as of January 31, 2000.

         "Seller" has the meaning given to it in the preamble of this Agreement.

         "Seller Balance Sheet" has the meaning given to it in Section 3.5 of this Agreement.

         "Seller Debt" has the meaning given to it in Section 2.5 of this Agreement.

         "Seller Disclosure Schedule" means the schedule delivered by the Seller and the Shareholders in connection with this Agreement, which is dated the date hereof and incorporated herein by reference.

         "Seller IP Rights" has the meaning given to it in Section 3.17 of this Agreement.

         "Seller IP Rights Agreement" has the meaning given to it in Section
3.17 of this Agreement.

         "Seller Parties" has the meaning given to it in Section 10.3 of this Agreement.

         "Shareholders" has the meaning given to it in the preamble of this Agreement.

         "Significant Customers" means the 10 customers that have effected the most purchases of products or services, in U.S. dollar terms, of the Business during the past four fiscal quarters.

         "Significant Suppliers" means the 10 suppliers that have supplied the largest amount by U.S. dollar volume of products or services to the Business during the past four fiscal quarters.

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         "Simon Non-compete Period" means the period beginning on the Closing
Date and ending on the later of (x) the fifth anniversary of the Closing Date and (y) the second anniversary of the termination of the Employment Agreement if such termination occurs on or before the fourth anniversary of the Closing Date or the first anniversary of the termination of the Employment Agreement if such termination occurs after the fourth anniversary of the Closing Date.

         "Special Purpose Statement" has the meaning given to it in Section 2.4 of this Agreement.

         "Survival Date" has the meaning given to it in Section 10.1 of this Agreement.

         "Tableware Business" means (i) the Business and (ii) the business of manufacturing, importing, selling, distributing or otherwise dealing in Dinnerware, metalware (including flatware and holloware), giftware, glassware, stemware, kitchen utensils and gadgets.

         "Taxes" means taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

         "Third Party Claim" has the meaning given to it in Section 10.4 of this Agreement.

         "Transaction Documents" means this Agreement, the Escrow Agreement, the Employment Agreement and the other agreements executed and delivered or to be executed and delivered by a party to this Agreement on the date hereof or on the Closing Date.

                                   ARTICLE II
                         PURCHASE AND SALE OF THE ASSETS

         2.1 Purchase and Sale of the Assets. On the Closing Date, the Buyer shall buy, and the Seller shall sell, assign, transfer, convey and deliver, upon the terms herein and subject and pursuant to the covenants, conditions, representations and warranties contained in this Agreement, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which it is directly or indirectly entitled, other than the Excluded Assets (the assets to be purchased by the Buyer being referred to as the "Acquired Assets"), including, without limitation, the following:

         (i) the Business as a going concern;

         (ii) the corporate name, customer and trading agent list, customer or trading agent contact files, books, records, data, accounts receivable, commissions receivable, new and used Inventory and work-in-process, property, plant and equipment, prepaid expenses and other prepaid items;

         (iii) Seller IP Rights;

         (iv) contract rights, including manufacturer authorizations, licenses and agreements, files, and books and records, including Tax records, except for
(i) income Tax records and (ii) corporate minute books and stock ledgers, so long as copies have been provided to the Buyer;

         (v) all claims, causes of action, choses in action, rights of recovery and rights of setoff of any kind (including duty drawback rights, rights to insurance proceeds and rights under and pursuant to all warranties,

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representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and inuring to the benefit of the Seller;

         (vi) all sales and promotional literature, customer lists and other sales-related materials owned or, to the extent that the Seller can convey rights therein, used in connection with the Business at the Closing Date;

         (vii) all rights of the Seller under all leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable);

         (viii) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the Business, to the extent transferable; and

         (ix) all of the Seller's right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business, including, without limitation, those set forth on Schedule 2.1A attached hereto, but, however, excluding cash and any other assets listed on Schedule 2.1B attached hereto the "Excluded Assets").

         (b) At the Closing, the Seller shall execute and deliver to the Buyer such bills of sale and other instruments as are necessary to transfer, convey or otherwise assign all of the Acquired Assets to the Buyer.

         2.2 Purchase Price. The purchase price (the "Purchase Price") for the Acquired Assets shall be Forty Million Dollars ($40,000,000) subject to the post-closing adjustment contemplated by Section 2.4. In addition, at the Closing the Buyer shall assume certain liabilities and obligations of the Seller, but only to the extent and as expressly provided in Section 2.5.

         2.3 Payment of Purchase Price. Payment of the Purchase Price shall be made on the Closing Date by the Buyer in exchange for a receipt for the Purchase Price, by wire transfer of immediately available funds to one or more accounts specified by the Seller at least three Business Days before the Closing Date; provided, however, that, on the Closing Date, the Buyer shall deposit on behalf of the Shareholders, by wire transfer of immediately available funds to an account designated by the escrow agent (the "Escrow Agent") under the Escrow Agreement, Two Million Dollars ($2,000,000) of the Purchase Price (the "Escrowed Funds"), which amount shall be held in escrow and disposed of in the manner provided in the Escrow Agreement.

         2.4 Post-Closing Adjustment.

         (a) Preparation of Special Purpose Statement. As soon as reasonably practicable following the Closing Date (but in no event later than 60 days thereafter), Sakura shall prepare and deliver to the Buyer a special purpose statement, as of the close of business on the day immediately preceding the Closing Date, reflecting Acquired Assets and Assumed Liabilities being transferred by Sakura pursuant to this Agreement (the "Special Purpose Statement"). The Special Purpose Statement shall be prepared in accordance with GAAP using the same accounting principles and practices employed by the Seller in connection with the preparation of the Seller Balance Sheet, to the extent that such accounting principles and practices are in accordance with GAAP. All expenses incurred in connection with the preparation of the Special Purpose Statement shall be paid one-half (1/2) by the Seller and one-half (1/2) by the Buyer. All expenses of the Seller incurred in connection with this Agreement and the transactions contemplated hereby, whether incurred before or after the Closing Date, shall be reflected as expenses of the Seller in the preparation of the Special Purpose Statement, but only to the extent that such expenses have been or will be paid by the Seller, and not by the Shareholders.

         (b) Objection by the Buyer. The Special Purpose Statement shall become final and binding upon the parties unless, within 30 days following its submission to the Buyer, the Buyer notifies the Seller in writing of its objection thereto, which objection may only be that the Special Purpose Statement was not prepared in accordance with Section 2.4(a). If the Buyer so notifies the Seller of its objection to the Special Purpose Statement, the parties shall promptly begin to negotiate in good faith to resolve their differences. If the parties are unable to resolve their differences within 30 days after the date that the Buyer notifies the Seller in writing of its objections as aforesaid, the

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parties shall submit the dispute to the Syracuse, New York office of KPMG, LLP, or if such firm is unable or otherwise declines to serve in such capacity, an independent accounting firm mutually selected by the parties (as applicable, the "Independent Accountants"), which firm shall resolve the dispute using the methods and criteria and such procedures as the Independent Accountants may determine in their sole discretion, all pursuant to the standards set forth in
Section 2.4(a). The Independent Accountants shall be limited to determining (based upon submissions of the parties and not by way of independent review) whether the Special Purpose Statement was prepared in accordance with the standards set forth in Section 2.4(a). The parties shall instruct the Independent Accountants to use their reasonable efforts to make their determination within 30 days. Absent fraud or manifest error, the determination of the Independent Accountants shall be final and non-appealable, and shall be binding upon the parties. Each party shall bear the fees and expenses of all accountants, attorneys and others retained by it in connection with the resolution of any differences, but the fees and expenses of the Independent Accountants shall be paid one-half (1/2) by the Seller and one-half (1/2) by the Buyer.

         (c) Net Asset Value Adjustment. The Special Purpose Statement shall be deemed final on the 31st day after delivery thereof (in case the Buyer shall not have raised objections thereto within the aforesaid 30-day period) or on the 10th day after resolution (whether by the parties or by the Independent Accountant) of any objections to the Special Purpose Statement raised by the Buyer. After the Special Purpose Statement is deemed final, an adjustment to the Purchase Price shall be made as follows:

         (i) if the Sakura Net Asset Value reflected on the Special Purpose Statement equals the Sakura Target Amount, no adjustment in the Purchase Price shall be made;

         (ii) if the difference between the Sakura Net Asset Value reflected on the Sakura Special Purpose Statement and the Sakura Target Amount is a positive number, then the Buyer shall pay the Shareholders, by wire transfer of immediately available funds to one or more accounts and in proportions designated by the Shareholders, an amount equal to such amount as an increase in the Purchase Price, together with interest on such amount accruing from the Closing Date to the date of payment at a rate of 8% per annum; and

         (iii) if the difference between the Sakura Net Asset Value reflected on the Sakura Special Purpose Statement and the Sakura Target Amount is a negative number, then the Seller and the Shareholders shall be obligated, jointly and severally, to pay the Buyer, by wire transfer of immediately available funds to one or more accounts designated by the Buyer, an amount equal to such amount as a reduction in the Purchase Price, together with interest on such amount accruing from the Closing Date to the date of payment at a rate of 8% per annum.

The methodology for computing the Purchase Price adjustment, if any, required by this subparagraph (c) is illustrated in Schedule 2.4(c) hereto.

         (d) Payment of Adjustment. Amounts payable under subparagraph (c) shall be paid within 10 days after the Special Purpose Statement is deemed final. In the event that a payment is required under clause (iii) of subparagraph (c) and the Seller and the Shareholders shall fail to make such payment within the aforementioned 10-day period, the Buyer shall have the right to recover such amount from the Escrowed Funds in accordance with the procedures contemplated by the Escrow Agreement.

         2.5 Assumption of Liabilities. At the Closing, the Buyer shall assume and become responsible for only the liabilities and obligations (the "Assumed Liabilities") of the Seller (a) that constitute accounts payable and commissions payable, (b) that constitute accrued expenses (a description of which is set forth in Section 2.5 of the Seller Disclosure Schedule) and that are properly and adequately accrued or reserved for on the Special Purpose Statement, or (c) under the agreements, contracts, commitments and leases that are not marked with an asterisk in Section 3.13 of the Seller Disclosure Schedule (other than any liabilities or obligations arising out of any breach by the Seller, including without limitation, failure by the Seller to perform any obligations thereunder). Other than the Assumed Liabilities, the Buyer shall not assume any liabilities or obligations of the Seller of any kind or nature whatsoever (the liabilities that are not expressly assumed being hereinafter referred to as "Excluded Liabilities"). The Seller acknowledges that the following is a non-exclusive listing of some of the Excluded Liabilities that the Buyer shall not assume or agree to pay, perform or discharge (unless the liabilities or obligations constitute Assumed

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Liabilities): (A) any and all items of governmental, judicial, or adversarial proceedings (public or private), litigation, hearings, arbitrations, disputes or investigations against or involving the Seller, its subsidiaries or affiliates, directly or indirectly; (B) any and all amounts claimed against the Seller or the Buyer by, or on behalf of, any former or current employee of the Seller, relating to, based upon or arising from or in connection with (i) service performed for the Seller prior to the Closing Date, including without limitation any claim or claims relative to, based upon or arising from or in connection with the terms and conditions of employment or the termination of employment with the Seller, (ii) any contracts of employment or collective bargaining agreements between the Seller and an employee or any union or representative claiming to represent any employee of the Seller, (iii) any and all union or collective bargaining contracts, agreements, benefit plans, or understandings to which the Seller is a signatory or to which the Seller is claimed to be bound, or (iv) any and all liabilities that arise out of or relate to pension, profit sharing, health, welfare, disability, workers' compensation or other employment benefit plans maintained by the Seller or any union or other labor organization or any of its subsidiaries or affiliates, including without limitation any liability arising from the Seller's under-funding or termination of any such plans or reduction of, termination or failure to provide any other employment benefits of any kind or nature whatsoever in connection with the consummation of the transactions contemplated by this Agreement or otherwise; (C) Taxes, including any Taxes arising as a result of the sale of Acquired Assets pursuant to this Agreement, and including any Taxes of the Seller or either of the Shareholders or with respect to Acquired Assets or the Business relating to the Pre-Closing Period; (D) any and all claims arising out of, related to or based upon any products sold, developed, delivered or manufactured, or any services provided, by or on behalf of the Seller prior to the Closing and any and all claims arising or accruing on or after the Closing with respect to sales or manufacturing of products or provision of services that occurred prior to Closing; (E) any and all claims, liabilities and obligations, costs and expenses (including without limitation fees, disbursements and expenses of legal counsel, experts and engineers and the costs of investigation, feasibility study and remedial action) arising from or under any Environmental Law or Environmental Claims, without regard as to whether the Buyer has conducted any environmental due diligence, and whether the Environmental Claims arise or accrue before, on or after the Closing in connection with acts, events or omissions that occurred, or conditions or circumstances that existed, on or before the Closing; or (F) any bank acceptances, loans payable, or other indebtedness for borrowed money of the Seller (collectively, "Seller Debt") (which Seller Debt shall be discharged at the Closing by the Seller). The parties hereto acknowledge that the Buyer is not and will not be a successor-in-interest to the Seller.

         2.6 Purchase Price Allocation. The Purchase Price shall be allocated among the Acquired Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code") and in accordance with a schedule to be prepared jointly by the Seller and the Buyer prior to the Closing Date (the "Allocation Schedule"). The Buyer and the Seller shall each report the purchase and sale of the Acquired Assets in accordance with the allocations set forth on the Allocation Schedule for all Tax purposes, including, without limitation, the filing of Internal Revenue Form 8594 (Asset Acquisition Statements of Allocation), and shall not take any position, whether or not in writing, before any Governmental Authority that is in any way inconsistent with the Allocation Schedule.

         2.7 Withholding Rights. The Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the Seller or either Shareholder such amounts as counsel or independent public accountants to Oneida or Buyer advises it to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that the amounts are so withheld by the Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Seller or such Shareholder in respect of which such deduction and withholding was made by the Buyer. For this purpose, the Buyer shall withhold from the Purchase Price an amount equal to ten percent (10%) of any portion of the Purchase Price allocated to a "United States real property interest" (as such term is defined in Section 897(c) of the Code), unless the Seller establishes a reduction in or exemption from such withholding obligation.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE SELLER AND
                                THE SHAREHOLDERS

         The Seller and the Shareholders hereby, jointly and severally, represent and warrant to Oneida and the Buyer that the statements made in this
Article III are true and correct.

         3.1 Organization; Good Standing; Qualification and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of New York, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect. Section 3.1 of the Seller Disclosure Schedule sets forth a correct and complete list of each jurisdiction in which the Seller is qualified or authorized to do business as a foreign corporation. The Seller has delivered to the Buyer a complete and correct copy of its certificate of incorporation and bylaws, in each case as amended to the date of this Agreement.

         3.2 Capital Structure. The authorized capital stock of Sakura consists solely of 200 shares of common stock, no par value ("Sakura Common Stock"). An aggregate of 14 shares of Sakura Common Stock is issued and outstanding, and is owned of record and beneficially by the Shareholders in such amounts as set forth on Section 3.2 of the Seller Disclosure Schedule, free and clear of all Liens. No shares of Sakura Common stock are held by the Seller in its treasury. Except as set forth on Section 3.2 of the Seller Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements or other understandings relating to the capital stock of the Seller or obligating it to issue or sell, or either Shareholder to sell, any shares of capital stock or other ownership interests, in the Seller.

         3.3 Acquired Assets. The Seller is the sole owner of the Acquired Assets, free and clear of any lien, pledge, hypothecation, levy, mortgage, charge, encumbrance, deed of trust, security interest, claim, lease, option, right of first refusal or easement or other real estate declaration, covenant, condition, restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever (a "Lien"), except as set forth in Section 3.3 of the Seller Disclosure Schedule. The Seller has all necessary power and authority to sell the Acquired Assets to the Buyer. Upon delivery to the Buyer of bills of sale, assignments of contracts, copyrights, patents and trademarks and other instruments of conveyance, the Buyer will acquire good and marketable title to the Acquired Assets, free and clear of any Lien. The Acquired Assets constitute all of the assets necessary to continue the Business in the manner it is being conducted on the date hereof.

         (b) Since the Balance Sheet Date, all the assets of the Seller (other than Excluded Assets), including, without limitation, the benefit of any licenses, leases or other agreements or arrangements, have been acquired in the ordinary course of business on arm's-length terms.

         3.4 Authority.

         (a) Corporate Action. The Seller has all requisite corporate power and authority to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder. Each Shareholder has all requisite power, legal capacity and authority to enter into the Transaction Documents to which it is a party. The execution and delivery by the Seller of the Transaction Documents to which it is a party and the consummation by the Seller of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Seller and the Shareholders. Each Transaction Document to which the Seller or a Shareholder is a party is the valid and binding obligation of the Seller or such Shareholder (as the case may be), enforceable against it and each of them, as applicable, in accordance with its terms, except that the enforceability may be subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance or moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         (b) No Conflict. Neither the execution, delivery and performance of the Transaction Documents to which the Seller or either Shareholder is a party, nor the consummation of the transactions contemplated thereby, or compliance with the provisions thereof, will conflict with, or result in the violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of the obligation contained in, or the loss of the material benefit under, or result in the creation of the

Lien upon, the of the properties or assets of the Seller under any term, condition or provision of (x) the certificate of incorporation or bylaws of the Seller, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease, license, permit, franchise or other material agreement, or (z) assuming compliance with the HSR Act, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller, either Shareholder or their respective properties or assets, except, in the case of clauses (y) and
(z) above, for such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not be reasonably likely to materially impair the ability of the Seller or either Shareholder to effect the transactions contemplated by the Transaction Documents.

         (c) Governmental Consents. Except for compliance with the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, the Governmental Authority is required to be obtained by the Seller or either Shareholder in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except for such consents, approvals and the like, the failure of which to obtain would not prevent or materially delay the Seller or either Shareholder from performing their respective obligations under the Transaction Documents.

         3.5 Financial Statements; Books and Records. (i) The reviewed financial statements of Sakura at and for the fiscal years ended October 31, 1997, 1998 and 1999; (ii) the unaudited balance sheet of Sakura at and for the three-month period ended January 31, 2000 (the "Seller Balance Sheet"); and (iii) the unaudited combined Sakura Pro Forma Statement of Income for the Year Ended October 31, 1999 (the "Pro Forma Income Statement"), (a) have been provided to the Buyer by the Seller, (b) comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations with respect thereto, (c) were prepared in accordance with the books of account and other financial records of (I) the Seller and (II) GAAP consistently applied (with respect to unaudited financial statements subject to normal year-end adjustments, consisting of normal recurring accruals), (d) fairly present the financial position of the Seller (which, in the case of the Pro Forma Income Statement, is on a combined basis) as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended, and (e) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Seller and the results of operations of the Seller as of the respective dates thereof and for the respective periods covered thereby. The accounting books and records of the Seller reflect all items of income and expense, and all of its assets and liabilities, required to be reflected in accordance with GAAP. All such books and records have been made available to the Buyer.

         (b) The minute books of the Seller for the period from January 1, 1996 to the date hereof contain records of all meetings of and reflect all other actions taken by the shareholders (including but not limited to the Shareholders), board of directors and all committees thereof of the Seller, which records are accurate in all material respects. Complete and accurate copies of all such minute books and of the stock register of the Seller for such period have been provided by the Seller to the Buyer.

         3.6 Compliance with Applicable Laws. The Business is being conducted in material compliance with all laws, ordinances, regulations, rules and orders of all Governmental Authorities, including, without limitation, the U.S. Foreign Corrupt Practices Act, as amended, and to the Knowledge of the Shareholders and the Seller, there are no such material violations by the Seller's agents, suppliers or independent contractors. There is currently no investigation or review by a Governmental Authority with respect to the Seller pending or, to the Knowledge of the Shareholders and the Seller, threatened, nor has any Governmental Authority notified in writing the Seller or either Shareholder of its intention to conduct the same. The Seller has all permits, licenses, approvals, orders, and franchises from Governmental Authorities ("Permits") required to conduct the Business as now being conducted, except for Permits, the failure of which to have obtained would not reasonably be expected to result in a Material Adverse Effect. All of such Permits are in full force and effect. Neither the Seller nor either Shareholder has received any written notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any such Permit.

         3.7 Litigation. There is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding, pending or, to the Knowledge of the Shareholders and the Seller, threatened, against the Seller or against either of the Shareholders in respect of the Business, the Acquired Assets, the Assumed Liabilities or the transactions contemplated by this Agreement or affecting any of the assets of the Seller, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Seller or against either of the Shareholders (i) relating to the Business or any of the Acquired Assets, or (ii) that has, has had or is reasonably expected to have, individually or in the aggregate, the effect of materially impairing or delaying the ability of either Shareholder or the Seller to perform its obligations under the Transaction Documents.

         3.8 Title to Real Properties. Section 3.8 of the Seller Disclosure Schedule sets forth a correct and complete list of real property leased by the Seller. The Seller holds interest as lessee under leases in full force and effect in all real property used in connection with the Business or otherwise leased by it. The Seller does not own any real property.

         3.9 Subsidiaries. Except as disclosed in Section 3.9 of the Seller Disclosure Schedule, the Seller does not directly or indirectly own and has not made, or committed to make, any investment in, any of the capital stock of, or any other proprietary interest in, any other Person.

         3.10 Employee Benefit Plans and Employment Matters. (a) Except as disclosed in Section 3.10(a) of the Seller Disclosure Schedule, neither the Seller nor any ERISA Affiliate maintains any Employee Benefit Plan.

         (b) The Seller has delivered to the Buyer prior to the date hereof complete and correct copies of (i) any procedures and policies relating to the employment of employees of the Seller and the use of temporary employees and independent contractors by the Seller (including summaries of any procedures and policies that are unwritten), and (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Employee Benefit Plan (and written summaries of any unwritten Employee Benefit Plans, modifications to Employee Benefit Plans and employee communications).

         (c) Neither the Seller nor any ERISA Affiliate maintains or has ever maintained, contributed to or had an obligation to contribute to or could have any actual or contingent obligation in respect of an Employee Benefit Plan subject to Title IV of ERISA or to Section 412 of the Code. Neither the Seller nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA. No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

         (d) Each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time and in any manner without incurring liability on the part of Oneida or the Buyer thereunder. As of and including the Closing Date, the Seller shall have made all contributions required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the Seller Balance Sheet provided to the Buyer by the Seller. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely given or made.

         (e) No Employee Benefit Plan provides for medical or health benefits, or life insurance or other death benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any employee or any dependent or beneficiary of any employee after such employee's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"), and there has been no communication to any employee that could reasonably be expected to promise or guarantee any such benefits.

         (f) Except as required by law, neither the Seller nor either Shareholder has proposed or has agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans), nor to change any employee coverage that would cause an increase in the expense of maintaining any such Employee Benefit Plan.

         (g) Section 3.10(g) of the Seller Disclosure Schedule lists all employees of Sakura as of the date of this Agreement, their salaries as of the date of this Agreement, the date and amount of their most recent salary increases and their accrued and unused vacation. Except as disclosed on Section 3.10(g) of the Seller Disclosure

Schedule, no Person has an employment or severance agreement with the Seller. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any services for the Seller.

         (h) Except as disclosed on Section 3.10(h) of the Seller Disclosure Schedule, no Employee Benefit Plan provides benefits or payments based on or measured by the value of an equity security of or interest in the Seller or any ERISA Affiliate.

         (i) No condition exists as a result of which the Seller has or may reasonably be expected to have a material liability, whether absolute or contingent, including any obligations under the Employee Benefit Plans, with respect to any misclassification of a person performing services for the Seller as an independent contractor rather than as an employee.

         (j) Except as disclosed on Section 3.10(j) of the Seller Disclosure Schedule, (i) no Employee Benefit Plan is a plan, agreement or arrangement providing for benefits, in the nature of severance benefits, and (ii) the Seller does not have outstanding any liabilities with respect to any severance benefits available under any Employee Benefit Plan or otherwise, nor are any such liabilities created by the transactions contemplated by the Transaction Documents.

         (k) Except as disclosed on Section 3.10(k) of the Seller Disclosure Schedule or except as expressly set forth in this Agreement, the consummation of the transactions contemplated by the Transaction Documents, either alone or in combination with another event (including, without limitation, the termination of employment of any Person), will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of the Seller, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Seller, or (iii) acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Seller, in each case under any Employee Benefit Plan or otherwise. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of the Seller.

         (l) Except as disclosed on Section 3.10(l) of the Seller Disclosure Schedule, neither the Seller nor any ERISA Affiliate is a contractor or subcontractor with obligations under any federal, state or local or foreign government contracts.

         (m) The Seller is in compliance with all applicable laws (including any legal obligation to engage in affirmative action), agreements and contracts relating to the employment of former, current and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of the Seller, including all such laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Authority, except in respect of all of the foregoing for such non-compliance or failure to file as would not reasonably be expected to result in a Material Adverse Effect.

         (n) To the Knowledge of the Shareholders and the Seller (i) Sakura's relations with its employees are good and (ii) none of Sakura's employees intends to leave its employ as a result of the transactions contemplated hereby.

         (o) The Seller is not engaged in any unfair labor practice within the meaning of 29 U.S.C. 'SS'158. No collective bargaining agreement with respect to the business of the Seller is currently in effect or being negotiated. The Seller has no obligation to negotiate any such collective bargaining agreement, and to the Knowledge of the Shareholders and the Seller, none of the employees of Sakura desire to be covered by a collective bargaining agreement.

         (p) With respect to the employees of Sakura, there are no strikes, slowdowns or work stoppages pending or, to the Knowledge of the Shareholders and the Seller, threatened, nor has any such strike, slowdown or work stoppage occurred or, to the Knowledge of the Shareholders and the Seller, been threatened since January 1, 1997. There is no representation claim or petition pending before the National Labor Relations Board or any foreign, state or local labor agency and, to the Knowledge of the Shareholders and the Seller, no question concerning representation has been raised or threatened by any employee of Sakura, or any labor union or other Person purporting to represent Sakura employees, since January 1, 1997 respecting the employees of Sakura.

         (q) There are no complaints or charges against the Seller pending before the National Labor Relations Board or any foreign, state or local labor agency and, to the Knowledge of the Shareholders and the Seller, no person has threatened since January 1, 1997 to file any complaint or charge against the Seller with any such board or agency.

         (r) To the Knowledge of the Shareholders and the Seller, no charges with respect to or relating to the business of the Seller or any affiliate thereof are pending before the Equal Employment Opportunity Commission, or any foreign, state or local agency responsible for the prevention of unlawful employment practices.

         (s) Since January 1, 1997, the Seller has not received any written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of the Seller and, to the Knowledge of the Shareholders and the Seller, no such investigation is in progress or threatened.

         (t) There is no unpaid severance due or claimed to be due from the Seller to any Person whose employment with the Seller was terminated.

         (u) Except as set forth on Section 3.10(u) of the Seller Disclosure Schedule, prior to the date of this Agreement, neither the Seller nor either of the Shareholders has made any statements or representations or distributed any written material to any of Sakura's employees regarding future operating plans of the Seller or the Buyer after the Closing or the Seller's or the Buyer's continued employment of the Seller's employees subsequent to the Closing, other than any such statements, representations or written material authorized by the Buyer in writing and specifically referred to in the Transaction Documents.

         (v) Schedule 3.10(v) hereto contains (i) a complete and correct list of all employment, management or other similar agreements, and all consulting or independent contractor agreements, with any Persons employed or retained by the Seller, complete and correct copies of which have been delivered to the Buyer, and (ii) the names of all employees or former employees of the Seller who are receiving or are entitled to receive at any time continuing payments of any kind after termination of employment, other than pursuant to a plan or program described in this Section 3.10.

         3.11 Absence of Undisclosed Liabilities. At January 31, 2000 (the "Balance Sheet Date"), the Seller had no direct or indirect liabilities or obligations of any nature (matured or unmatured, fixed or contingent) other than those reflected or adequately reserved against, in accordance with GAAP, on the Seller Balance Sheet at its Balance Sheet Date, and any such liabilities or obligations incurred by the Seller since the Balance Sheet Date were incurred in the ordinary course of business consistent with prior practice, none of which are individually greater than $25,000 or in the aggregate more than $100,000.

         3.12 Absence of Certain Changes or Events. Except as disclosed in
Section 3.12 of the Seller Disclosure Schedule, since the Balance Sheet Date, the Business has been conducted in the ordinary course and consistent with past practice and there has not occurred:

                  (a) any Material Adverse Effect;

                  (b) any amendments or changes in the certificate of incorporation or bylaws of the Seller;

                  (c) any damage, destruction or loss of the Seller's material assets or properties, whether covered by insurance or not;

                  (d) any redemption, repurchase or other acquisition of shares of capital stock by the Seller, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock;

                  (e) any increase in or modification of the compensation or benefits payable or to become payable by the Seller to any of its directors, employees or consultants;

                  (f) any modification of any terms of, or benefits payable under, any Employee Benefit Plan;

                  (g) any acquisition or sale of a material amount of property or assets of the Seller other than the acquisition and sale of Inventories in the ordinary course of business consistent with past practice, or by the Seller of any property or assets of either of the Shareholders;

                  (h) any (A) incurrence, assumption or guarantee by the Seller of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of the Seller; or (C) issuance or sale of options or other rights to acquire from the Seller or the either Shareholder, directly or indirectly, debt securities of the Seller or any securities convertible into or exchangeable for any such debt securities;

                  (i) any creation or assumption by the Seller of any mortgage, pledge, material security interest or lien or other encumbrance on any asset;

                  (j) any making of any loan, advance or capital contribution to or investment in any Person other than travel loans or advances made in the ordinary course of business of the Seller;

                  (k) any entering into, amendment of, relinquishment, termination or non-renewal by the Seller of any contract, lease transaction, license agreement, commitment or other right or obligation, except for purchase and sale commitments entered into in the ordinary course of business, consistent with past practice;

                  (l) any transfer or grant of a right under the Seller IP
Rights;

                  (m) any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of the Seller or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

                  (n) any agreement or arrangement made by either Shareholder or the Seller to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement, including, without limitation, this Section 3.12, untrue or incorrect as of the date when made unless otherwise disclosed;

                  (o) any waiver or release by the Seller of any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice;

                  (p) any material change in the accounting methods or practices used by the Seller, any write-up or write-down of the value of any Inventory or receivables or revaluation of any assets of the Seller;

                  (q) any material change in any of the Seller's accounts payable, accrued expenses or commissions;

                  (r) any capital expenditure or commitment for any capital expenditure in an amount in excess of $50,000 in the aggregate; or

                  (s) the issuance or sale of any capital stock or other securities, or any option, warrant or other rights to acquire the same, of, or any other interest in, the Seller.

                   3.13 Agreements. (i) Section 3.13 of the Seller Disclosure Schedule sets forth a list of any of the following written or oral contracts, agreements and other instruments ("Contractual Obligations") entered into by or on behalf of the Seller, copies of each of which have been delivered to Buyer:

                  (a) contract with or commitment to any labor union;

                  (b) contract for the future purchase, sale or manufacture of products, Inventory, material, supplies, equipment or services requiring payment to or from the Seller in an amount in excess of $25,000 per annum that is not terminable on notice of 30 days or less without cost or other liability at or at any time after the Closing Date or in which the Seller has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing rights relating to any product, group of products or territory;

                  (c) vendor or customer contracts on open purchase order, or agreements or contracts with trading agents or licensing agents or under which the Seller serves as a sales representative for another Person;

                  (d) joint venture contract or agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;

                  (e) contract or commitment for the employment of any officer, employee or consultant, severance agreement, non-competition agreement, non-disclosure agreement, agreement requiring a change of control or parachute payments, or any other type of contract or understanding with any officer, employee, sales agent or consultant that is not immediately terminable without cost or other liability;

                  (f) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                  (g) lease or other agreement under which the Seller is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

                  (h) agreement or arrangement for the sale or purchase of any assets, properties or rights having a value in excess of $25,000;

                  (i) agreement that restricts the Seller, any of its employees, any independent contractor of the Seller, or either of the Shareholders from engaging in any aspect of its business or competing in any line of business in any geographic area;

                  (j) Seller IP Rights Agreements, including without limitation, license agreements;

                  (k) open letters of credit as of the date of this Agreement;

                  (l) agreement between the Seller and either of the Shareholders; or

                  (m) all other contracts and agreements, whether or not made in the ordinary course of the Business, that are material to the Business, taken as a whole or the absence of which would have a Material Adverse Effect.

         (ii) Except as disclosed in Section 3.13(ii) of the Seller Disclosure Schedule, each Contractual Obligation: (A) is legal, valid and binding on the Seller and to the Knowledge of the Shareholders and the Seller, the other parities thereto and, to the Knowledge of the Shareholders and the Seller, is in full force and effect, (B) is freely and fully assignable to the Buyer without penalty or other adverse consequences and (C) upon consummation of the transactions contemplated by the Transaction Documents shall continue in full force and effect without penalty or other adverse consequence. The Seller is not in breach of, or default under, any Contractual Obligation.

         (iii) Except as disclosed in Section 3.13(iii) of the Seller Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of the Business consistent with past practice, any of the properties or assets of the Seller, including, without limitation, the Acquired Assets.

         3.14 No Defaults. The Seller is not in default under, and there exists no event, condition or occurrence and none would result from the execution, delivery and performance by Seller of any Transaction Document to which it is a party or the consummation of the transactions contemplated thereby, which, after notice or lapse of time, or both, would constitute such a default by the Seller (or, to the Knowledge of the Shareholders and the Seller, by any of the other parties thereto) under, any contract or agreement to which the Seller or either Shareholder is a party.

         3.15 Taxes. Except as otherwise set forth in Section 3.15 of the Seller Disclosure Schedule:

         (a) The Seller has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed (taking into account any extension of time to file granted to or on behalf of the Seller). The information on such Returns is complete and accurate in all material respects. The Seller has paid or will pay on a timely basis all Taxes (whether or not shown on any Return) due and payable, except for such Taxes, the payment of which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Seller.

         (b) No unpaid (or unreserved in accordance with GAAP) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority with respect to the Seller for any period prior to the Closing Date, and there are no pending or, to the Knowledge of the Shareholders and the Seller, threatened, audits, investigations or claims for or relating to any liability in respect of Taxes of the Seller. No extension of a statute of limitations relating to any Taxes is in effect with respect to the Seller.

         (c) (i) The Seller has made or will make provision for all Taxes payable by the Seller with respect to any Pre-Closing Period that are not payable prior to the Closing Date; (ii) the provisions for Taxes with respect to the Seller for the Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) the Seller has withheld and paid all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iv) the Seller has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person; (v) the Seller is not liable for Taxes of any other Person, nor is it currently under any contractual obligation to indemnify any Person with respect to Taxes, nor is it a party to any tax sharing agreement or any other not agreement providing for payments by it with respect to Taxes; (vi) the Seller is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes; and (vii) the Seller is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

         (d) Sakura made a valid election under Section 1362 of the Code and under the corresponding New York State tax provision to be taxed as an Subchapter S corporation at least since the taxable year 1996, and no such election has been terminated. Further, no event has occurred that would cause Sakura's status as a Subchapter S corporation for New York State or federal income tax purposes to be terminated upon examination by the Internal Revenue Service or the New York State Department of Taxation.

         As used in this Section 3.15, "Seller" shall mean, individually and collectively, (i) the Seller and (ii) any individual, trust, corporation, partnership or other entity as to which the Seller may be liable for Taxes incurred by such individual or entity as a transferee, pursuant to any agreement or pursuant to any provision of federal, state, local or foreign law or regulation.

         3.16 Outstanding Borrowings. Section 3.16 of the Seller Disclosure Schedule sets forth (a) the amount of all outstanding borrowings of the Seller as of the date of this Agreement, (b) any Liens that relate to such outstanding borrowings and (c) the name of each lender thereof.

         3.17 Intellectual Property. (a) The Seller owns, or has the right to use, sell or license all Intellectual Property Rights used in the Business as presently conducted and as it is expected to be conducted as of the Closing Date, including but not limited to (i) those set forth and described on Section 3.17(a) of the Seller Disclosure Schedule, (ii) all of the trade names and corporate names referred to in Section 5.7, and (iii) all of the product designs and related materials and all of the promotional materials used in the Business (the Intellectual Property Rights described in (i) through (iii) being hereinafter collectively referred to as the "Seller IP Rights") and such rights to use, sell or license are sufficient for such conduct of the Business;

         (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Seller IP Right (the "Seller IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Seller IP Right or impair the right of the Seller or, after the Closing Date, the Buyer to use, sell or license any Seller IP Right or portion thereof;

         (c) there are no royalties, honoraria, fees or other payments payable by the Seller to any Person other than as set forth in the Seller IP Rights Agreements listed in Section 3.13 of the Seller Disclosure Schedule;

         (d) the Seller IP Rights, and the Business, as presently conducted and as it is expected to be conducted as of the Closing Date, do not and will not violate any license or agreement between the Seller and any third party or infringe any Intellectual Property Right of any other party, and there is no pending or, to the Knowledge of the Shareholders and the Seller, threatened, claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seller IP Right nor, to the knowledge of the Shareholders and the Seller, is there any basis for any such claim, nor has the Seller or either Shareholder received any written notice asserting that any Seller IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party; and

         (e) The Seller has taken reasonable and practical steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Seller IP Rights. All consultants of the Seller who have created Seller IP Rights have executed and delivered to the Seller an agreement assigning to the Seller all Intellectual Property Rights arising from their services and such Intellectual Property Rights are works made for hire and the Seller is the author and owner of all such rights under the Copyright Act of 1976, as amended, and the rules and regulations promulgated thereunder. No current or prior officers, employees or consultants of the Seller claim or have a right to claim an ownership interest in any Seller IP Rights as a result of having been involved in the development or licensing of such property while employed by or consulting to the Seller, or otherwise.

         (f) Section 3.17(f) of the Seller Disclosure Schedule sets forth a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by the Seller to perfect or protect its interest in Seller IP Rights, including, without limitation, all patents, patent applications, trademarks and service marks, trademark and service mark applications, copyrights and copyright applications.

         (g) Section 3.17(g) of the Seller Disclosure Schedule lists and briefly describes the material terms of all of the licenses of Intellectual Property Rights held by the Seller; all such licenses are valid, enforceable and in full force and effect, and will continue to be so in all material respects on identical terms immediately following the Closing Date.

         (h) Except as set forth in Section 3.17(h) of the Seller Disclosure Schedule, to the Knowledge of the Shareholders and the Seller, there is no unauthorized use, infringement or misappropriation of any of Seller IP Rights by any third party including any employee or former employee of the Seller.

         3.18 Receivables and Payables. The accounts and notes receivable reflected on the Seller Balance Sheet as of the Balance Sheet Date and the accounts and commissions receivable arising subsequent to the Balance Sheet Date, have arisen only from bona fide transactions in the ordinary course of the Business, represent valid obligations to the Seller and are collectible, net of any allowance for uncollectibles recorded on the Seller Balance Sheet in a manner consistent with past practice, in the ordinary course of business without resort to litigation; and none of such accounts and commissions receivable is or will at the Closing Date be subject to any defense, counterclaim or setoff. There has been no material adverse change since the Balance Sheet Date in the amounts of accounts and commissions receivable or the allowances with respect thereto, from that reflected in the Seller Balance Sheet at such date. All of the accounts and notes payable and accrued expense of the Seller have been incurred or have arisen only from bona fide transactions in the ordinary course of business consistent with past practice. Except as set forth on Schedule 3.18, there is no dispute between the Seller and any payee with respect to any account or note payable.

         3.19 Fees and Expenses. Neither the Seller nor either of the Shareholders has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

         3.20 Insurance. The Seller has obtained insurance policies listed in
Section 3.18 of the Seller Disclosure Schedule with the effective date and coverage amounts indicated thereon. Such insurance coverage and coverage amounts are adequate and, to the Knowledge of the Shareholders and the Seller, customary for the Business. To the Knowledge of the Shareholders and the Seller, such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect.

         3.21 Ownership of Property. Except (a) as disclosed in Section 3.21 of the Seller Disclosure Schedule, (b) for liens for current Taxes not yet delinquent or (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, the Seller has good and marketable title to all of the Acquired Assets being transferred by it hereunder, in each case free and clear of all Liens. All material real and personal property owned or leased by the Seller is generally in good repair and is operational and usable in Business, subject to ordinary wear and tear. The Seller is not in violation of any material zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, nor has it received any written notice of violation with which it has not complied.

         3.22 Environmental Matters. During the period that the Seller has leased its properties or owned or operated any Acquired Assets or other facilities, neither it nor, to the Knowledge of the Shareholders and the Seller, any other Person has disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials on, from or under such properties or facilities. To the Knowledge of the Shareholders and the Seller there is no presence, disposal, release or threatened release of Hazardous Materials on, from or under any of such properties or facilities, that occurred prior to the Seller having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release" and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 'SS' 9601 et seq., as amended ("CERCLA").

         (a) The Business is being conducted in material compliance with Environmental Laws. During the time that the Seller has owned or leased its properties and facilities, neither the Seller nor, to the Knowledge of the Shareholders and the Seller, any other Person, has used, generated, manufactured or stored on, under or about such properties or facilities or transported or arranged for the disposal to or from such properties or facilities any Hazardous Materials.

         (b) The Seller is not the subject of any outstanding Environmental
Claim.

         3.23 Interested Party Transactions. Except as previously disclosed to Oneida and the Buyer in a written instrument signed by one or more of the Shareholders or as set forth in Section 3.23 of the Seller Disclosure Schedule, no Shareholder, officer or director of the Seller has had, either directly or indirectly, any interest in: (i) any person or entity that purchases from or sells, licenses or furnishes to the Seller any goods, property, technology or intellectual or other property rights or services, (ii) any contract or agreement to which the Seller is a party or by which it may be bound, or (iii) any other transaction involving the Seller or any of the Acquired Assets.

         3.24 Customers and Suppliers. Section 3.24 of the Seller Disclosure Schedule sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. None of the Significant Customers has canceled or substantially reduced or, to the Knowledge of the Shareholders and the Seller, is currently attempting to or threatening to cancel or substantially reduce, any purchases of goods or services from the Seller, in each case as a result of the transactions contemplated hereby or otherwise. None of the Significant Suppliers has canceled or substantially reduced or, to the Knowledge of the Shareholders and the Seller, is currently attempting to or threatening to cancel or substantially reduce, the supply of products or services to the Seller, in each case as a result of the transactions contemplated hereby or otherwise. Except as set forth in Section 3.24 of the Seller Disclosure Schedule, the Seller has not received any material customer complaints concerning its products or services, nor has it had any of its products returned by a purchaser thereof or any requests for warranty service except for normal warranty returns and service, consistent with past history.

         3.25 Disclosure. Neither this Agreement nor the other Transaction Documents when taken together as a whole contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

         3.26 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Seller or either of the Shareholders that has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of the Business as currently conducted or to be conducted on or after the Closing Date.

         3.27 Inventories. (a) Subject to amounts reserved therefor on the Seller Balance Sheet, the values at which all Inventories are carried on the Seller Balance Sheet reflect the historical inventory valuation policy of the Seller of stating such Inventories at the lower of cost (determined on the first-in, first-out method) or market value. Except as set forth in Section 3.27 of the Seller Disclosure Schedule, the Seller has good and marketable title to the Inventories free and clear of all Liens. The Inventories do not consist of, in any material amount, items that are obsolete, damaged, below standard quality or slow-moving. The Inventories do not consist of any items held on consignment. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and can be sold in the ordinary course of the Business consistent with past practice. The Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers other than in the ordinary course of the Business consistent with past practice. No clearance or extraordinary sale of the Inventories has been conducted by the Seller since the Balance Sheet Date. The Seller has not acquired or committed to acquire or manufactured Inventory for sale that is not of a quality and quantity usable in the ordinary course of the Business within a reasonable period of time and consistent with past practice, nor has the Seller changed the price of any Inventory except for (i) reductions to reflect any reduction in the cost thereof to the Seller, (ii) reductions and increases responsive to normal competitive conditions and consistent with the Seller's past sales practices, (iii) increases to reflect any increase in the cost thereof to the Seller and (iv) increases and reductions made with the written consent of the Buyer. Section
3.27 of the Seller Disclosure Schedule contains a complete list of the addresses of all warehouses and other facilities in which the Inventories are located.

         (b) The value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or has been adequately reserved for on the Seller Balance Sheet.

         3.28 Sales and Purchase Order Backlog. (a) As of five Business Days prior to the date hereof, open sales orders for the Business totaled U.S.$10,255,970. Section 3.28(a) of the Seller Disclosure Schedule lists all sales orders for the Business which were open as of five Business Days prior to the date hereof.

         (b) As of five Business Days prior to the date hereof, open purchase orders for the Business totaled U.S.$4,708,942. Section 3.28(b) of the Seller Disclosure Schedule lists all purchase orders for the Business which were open as of five Business Days prior to the date hereof.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to the Seller that:

         4.1 Organization; Good Standing; Qualification and Power. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted.

         4.2 Authority.

         (a) Corporate Action. The Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of any Transaction Document to which it is a party by the Buyer and the consummation by the Buyer of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Buyer. The Transaction Documents to which the Buyer is a party have been duly executed and delivered by the Buyer and are the valid and binding obligation of the Buyer, enforceable against it in accordance with their respective terms, except that such enforceability may be subject to (i) applicable bankruptcy, insolvency, reorganization or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         (b) No Conflict. Neither the execution, delivery and performance of any Transaction Document to which the Buyer is a party nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Buyer under, any term, condition or provision of (x) the certificate of incorporation or bylaws of the Buyer, (y) any loan or credit agreement or other document or instrument representing an obligation for borrowed money, or (z) assuming compliance with the HSR Act, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets, except, in the case of clauses (y) and (z) above, for such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not be reasonably likely to materially impair the ability of the Buyer to effect the transactions contemplated by the Transaction Documents.

         (c) Governmental Consents. Except for compliance with the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained by the Buyer in connection with the execution and delivery of the Transaction Documents, or the consummation of the transactions contemplated thereby, except for where the failure to obtain such consents, approvals and the like, would not prevent or materially delay the Buyer from performing its obligations under the Transaction Documents. Litigation. There is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding, pending or, to the actual knowledge of the Buyer after due inquiry, threatened, against the Buyer or affecting any of its assets, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Buyer that, in either case, has, has had or is reasonably expected to have, individually or in the aggregate, the effect of materially impairing or delaying the ability of the Buyer to perform its obligations under the Transaction Documents.

         (d) Fees and Expenses. The Buyer has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                                OTHER AGREEMENTS

         5.1 Conduct of Business Pending the Closing. The Seller hereby covenants and agrees that, prior to the Closing, except as contemplated by this Agreement or as set forth in Section 5.1 of the Seller Disclosure Schedule, and except as consented to in writing by the Buyer in accordance with Section 11.7, it shall (and the Shareholders hereby covenant and agree to cause the Seller to comply with the provisions of this Section 5.1):

         (a) conduct the Business in the usual, regular and ordinary course consistent with past practice and use its commercially reasonable efforts to take, or refrain from taking, as the case may be, any action which would cause the representations and warranties made in Article III, including, without limitation, Section 3.12, to be untrue or inaccurate; and

         (b) use its commercially reasonable efforts to maintain and preserve its business organization and relationships with its customers, suppliers and others having business dealings with it and retain the services of its officers and employees; provided, however, that neither the Seller nor the Shareholders shall be required to expend any funds outside the ordinary course of business in respect of this covenant.

         5.2 No Solicitation. Neither Shareholder shall, nor shall either Shareholder permit the Seller to, directly or indirectly, initiate contact with, solicit, encourage, respond to or participate in any way in discussions or negotiations with, or provide any information or assistance to, or take any other action intended or designed to facilitate the efforts of, any Person (other than the Buyer or Oneida) concerning any acquisition of any equity interest in the Seller or any assets of the Seller (including by merger or other similar transaction) except for sales of Inventory conducted in the ordinary course of the Business. The Seller and the Shareholders shall promptly notify Oneida if any of them is contacted or approached in respect of any such transaction, as well as the terms of the proposed transaction and the identity of the other party.

         5.3 Further Assurances. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take or cause to be taken all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using commercially reasonable efforts to (i) obtain all consents or approvals required or desirable in connection with the transactions contemplated hereby, (ii) effect promptly all necessary or appropriate registrations or filings with any Governmental Authorities, including, without limitation, filings and submissions with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act, and (iii) fulfill or cause the fulfillment of the conditions to Closing set forth in Article VII and Article
VIII. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall take such further action without additional consideration.

         (b) At their expense, each of the Seller and the Shareholders shall use its best efforts to effect the transfer and assignment of the licenses and agreements set forth in Section 5.3(b) of the Seller Disclosure schedule to the Buyer or its designees.

         5.4 Access and Information. (a) Prior to the Closing, each Shareholder shall afford, and shall cause the Seller to afford, to the Buyer, Oneida and their respective accountants, counsel and other representatives reasonable access upon reasonable prior notice and during normal business hours to the Shareholders and all of the Seller's properties, books, accounts, records, contracts, and personnel and, during such period, each Shareholder shall, and shall cause the Seller and its accountants, counsel and other representatives to, furnish promptly to the Buyer, Oneida and their respective representatives all information concerning the Seller's business, properties and personnel as the Buyer, Oneida or their respective representatives may reasonably request; provided, however, that such investigation shall be conducted in a manner so as to minimize any unreasonable disruptions to the operations of the Business. In addition, after the Closing, each Shareholder shall, and shall cause the Seller to, provide the Buyer with such cooperation and information as the Buyer reasonably may request in filing any Return, amended Return, claim for refund, determining a liability for Taxes for a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making any representations to or furnishing information of parties subsequently desiring to purchase any part of the Business from the Buyer.

         (b) After the Closing, the Buyer shall retain the books and records (including any Tax returns and records (including workpapers and other supporting information)) of the Seller acquired hereunder and, unless otherwise consented to in writing by the Seller or the Shareholders, the Buyer shall not, for the period of three (3) years following the Closing (or for a period of six
(6) years, in the case of any Tax returns or records), destroy or otherwise dispose of, the books and records of the Seller acquired by the Buyer hereunder. Upon reasonable notice, the Buyer shall make such books and records available to the Seller, Shareholders, their attorneys, accountants and representatives, for examination and copying.

         (c) After the Closing, the Seller and/or the Shareholders shall retain the books and records (including any Tax returns and records (including workpapers and other supporting information)) of the Seller that have not been conveyed hereunder and, unless otherwise consented to in writing by the Buyer, the Seller and the Shareholders shall not, for the period of three (3) years following the Closing (or for a period of six (6) years, in the case of any Tax returns or records), destroy or otherwise dispose of such books and records. Upon reasonable notice, the Seller and the Shareholders shall make such books and records available to the Buyer, its attorneys, accountants and representatives, for examination and copying.

         (d) In addition, the Buyer shall furnish to the Seller and the Seller shall furnish to the Buyer, on a timely basis, all financial and Tax return information as may be reasonably requested for the purpose of filing and/or defending any Tax returns.

         5.5 Notification of Certain Matters. The Seller and the Shareholders shall promptly notify the Buyer and Oneida in writing:

         (i) if, subsequent to the date of this Agreement and prior to the Closing Date, any of them becomes aware of the occurrence of any event or the existence of any fact that would render any of the representations and warranties made in Article III, if made on or as of the date of such event or the Closing Date, inaccurate or untrue (other than with respect to representations and warranties made as of a specified date);

         (ii) of any breach by any of them of any covenant or agreement contained in this Agreement;

         (iii) of any notice or other communication from any third party alleging that the consent of such third party, is or may be required in connection with the transactions contemplated by this Agreement;

         (iv) of any notice or other communication from any Governmental Authority in connection with or relating to the transactions contemplated hereby; or

         (v) if any of them becomes aware of any material deterioration in the relationship with any customer, supplier or employee of the Business.

         (b) The Buyer shall promptly notify the Seller and the Shareholders in writing:

         (i) if, subsequent to the date of this Agreement and prior to the Closing Date, it becomes aware of the occurrence of any event or the existence of any fact that would render any of the representations and warranties made in
Article IV, if made on or as of the date of such event or the Closing Date, inaccurate or untrue (other than with respect to representations and warranties made as of a specified date);

         (ii) of any breach by it of any covenant or agreement contained in this Agreement;

         (iii) of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; or

         (iv) of any notice or other communication from any Governmental Authority in connection with or relating to the transactions contemplated hereby.

         5.6 Seller Personnel. (a) The Buyer shall offer employment (effective as of the Closing Date) to all of Sakura's employees and without a waiting period or other delay, and such employees shall be immediately eligible for all medical, vacation, sick leave, and other benefits under the Buyer's then existing employee benefit plans subject to eligibility and other requirements under such plans. To the extent that service is relevant for purposes of eligibility, participation or vesting under any Employee Benefit Plan, program or arrangement established, maintained or contributed to by the Buyer or any of its Affiliates (excluding any service plan, program or arrangement), Sakura employees shall be credited for service with Sakura prior to the Closing to the extent that such service is recognized under such employee benefit plan, program or arrangement of the Buyer or its Affiliates; provided, however, that such prior service with Sakura shall not be taken into consideration in the calculation or accrual of benefits under such plans. The Seller will assist the Buyer in hiring those employees of the Seller. The Seller shall assist and cooperate with the Buyer in communicating the proposed terms of employment or any employee benefits to employees designated by the Buyer; provided, however, that the Seller shall not make any unilateral statement to any employee in that regard. The Buyer shall not be obligated to continue or maintain any retirement, pension, health, insurance, or other Employee Benefit Plan maintained by the Seller for the benefit of the Seller's employees or retain any such employees for any specified period of time, it being understood that all such employees (other than for Mr. Simon) shall be employed at will. The Seller solely is responsible for and shall timely pay or provide all wages, salaries, employment benefits of any kind or nature, arising out of or related to service performed through the Closing Date, including, without limitation, retirement, health and other benefits (including, without limitation, benefits required to be provided under COBRA), vacation pay, sick pay and any termination pay, whether due immediately or at some future date, whether or not required under any collective bargaining agreement. All wages, salaries, vacation and sick pay, termination pay and any other employment benefits earned with respect to or arising out of service performed through the Closing Date shall be paid by the Seller at or prior to the Closing Date. Nothing in this Agreement, either expressed or implied, shall confer upon any employee of the Seller any rights or remedies including, without limitation, any right to employment or continued employment for any specified period or of any nature or kind whatsoever under or by reason of this Agreement.

         (b) Notwithstanding any provision in Section 5.6(a) to the contrary, the Buyer agrees to make severance payments to the Sakura employees listed on
Section 5.6(b) of the Seller Disclosure Schedule who are terminated by the Buyer without Cause during the one-year period commencing on the Closing Date (such period, the "Severance Period"). During the Severance Period, the Buyer shall give written notice of termination to each such Sakura employee at least one hundred eighty days prior to the date of his or her termination of employment. The amount of the severance payments to be made to the affected Sakura employees is set forth on Section 5.6(b) of the Seller Disclosure Schedule, and such payments shall be paid as salary continuation in accordance with the payroll practices of the Buyer, net of any applicable income or employment tax withholdings.

         For purposes of this Section 5.6(b), "Cause" shall mean a termination of employment because of:

         (i) any willful failure by an employee to substantially perform his or her duties or to comply with the policies of the Buyer or its Affiliates;

         (ii) any willful commission by an employee of acts that are demonstrably or materially injurious to the Buyer or its Affiliates, monetarily or otherwise; and

         (iii) an employee's conviction of, or a plea of nolo contendere to, any felony or a misdemeanor involving financial misconduct, moral turpitude, or other act which can be reasonably considered to render such employee unfit or unable to perform his or her duties.

         5.7 Intellectual Property. (a) The Seller agrees that from and after the Closing, it shall not use the trade name or any name similar or related to the name "Sakura" or "Sakura Inc.", in connection with the operation of any business. The Seller also agrees that from and after the Closing, the Buyer may change its name (or the name of any of its Affiliates) to the name "Sakura, Inc." or any derivative thereof. The Seller further agrees to amend, as soon as practicable following the Closing, its certificate of incorporation and bylaws to change its corporate name to a name which does not contain the words "Sakura" or any name similar or related thereto.

         (b) From and after the Closing, neither the Seller nor either Shareholder shall use any Seller IP Rights.

         5.8 Bulk Transfer Laws. (a) The Buyer hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Acquired Assets to the Buyer

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


(other than any obligations with respect to the application of the proceeds herefrom). Pursuant to Article X, the Seller and the Shareholders have agreed to indemnify the Buyer Parties against any and all liabilities that may be asserted by third parties against the Buyer Parties as a result of the Seller's noncompliance with any such law.

         (b) The Seller and the Buyer agree to comply timely with the provisions of Section 1141(c) of the New York Tax Law and the regulations issued thereunder, including, without limitation, the provisions relating to notification of the New York State Tax Commission prior to a bulk sale of business assets.

         5.9 Confidentiality. The Seller and the Shareholders agree to, and shall cause their respective agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Business or the Seller, (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Buyer with prompt written notice of such requirement so that the Buyer may seek a protective order or other remedy or waive compliance with this Section 5.9,
(iii) in the event that such protective order or other remedy is not obtained, or the Buyer waives compliance with this Section 5.9, furnish only that portion of such confidential information that is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Buyer any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Seller or either Shareholder or any of their respective agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of the Seller either Shareholder or any of their respective agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller and Shareholders or their respective agents, representatives, Affiliates, employees, officers or directors; provided further that specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

         5.10 Excluded Liabilities. The Seller will pay and discharge the liabilities and obligations not expressly assumed by the Buyer hereunder as and when the same become due and payable.

         5.11 Non-Competition. (i) (a) partial consideration of the payment of the Purchase Price, Mr. Simon, Oneida and the Buyer agree that, for the Simon Non-compete Period, Mr. Simon shall not engage, directly or indirectly, in the Tableware Business in the United States or, without the prior written consent of Oneida or the Buyer, directly or indirectly, own an interest in, manage, operate, join, control, or render other assistance (whether paid or unpaid) to or participate in or be connected with, as a partner, stockholder, director, officer, employee, consultant or otherwise, any Person that engages in the Tableware Business in the United States; provided, however, that, for the purposes of this Section 5.11(i), ownership of securities having no more than five percent, on a fully diluted basis, of the outstanding voting power of any entity that engages in the Tableware Business, which securities are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be in violation of this Section 5.11(i) so long as Mr. Simon has no other connection or relationship with such entity.

         (b) As a separate and independent covenant, Mr. Simon agrees with Oneida and the Buyer that for the Simon Non-compete Period, Mr. Simon shall not in any way, directly or indirectly, in respect of the Tableware Business, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers or clients of the Business, or Oneida or the Buyer (provided, however, that the foregoing clause shall not apply to Mr. Simon in respect of any action that he takes as part of his employment with Oneida pursuant to the Employment Agreement); solicit, induce or persuade any customer, supplier, vendor, designer, licensor, representative or other Person doing business with Oneida, the Buyer or their Affiliates to discontinue its business relationship with Oneida, the Buyer or

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


their Affiliates, or take away or interfere or attempt to interfere with any trade, business or patronage of the Buyer, Oneida or the Business; or induce or attempt to induce any officer, employee, representative, key consultant or agent of the Buyer, Oneida or the Business to leave the employ of the Buyer, Oneida or any of their Affiliates or violate the terms of their contracts, or any employment arrangements, with the Buyer, Oneida or any of their Affiliates.

         (c) The Simon Non-compete Period shall be extended by the length of any period during which Mr. Simon is in breach of the terms of this Section 5.11(i).

         (d) Mr. Simon acknowledges that his covenants set forth in this Section 5.11(i) are an essential element of this Agreement and that, but for the agreement of Mr. Simon to comply with these covenants, Oneida and the Buyer would not have entered into this Agreement. Mr. Simon acknowledges that this
Section 5.11(i) constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Buyer or Oneida. Mr. Simon has independently consulted with his counsel and, after such consultation, Mr. Simon agrees that the covenants set forth in this
Section 5.11(i) are reasonable and proper, and Mr. Simon agrees not to challenge the reasonableness or enforceability of this Section 5.11(i) in any proceeding to enforce the terms hereof.

         (ii) (a) In partial consideration of the payment of the Purchase Price, Mr. Nishiwaki, Oneida and the Buyer agree that, for the Nishiwaki Non-compete Period, Mr. Nishiwaki shall not engage, directly or indirectly, in the Tableware Business in the United States or, without the prior written consent of Oneida or the Buyer, directly or indirectly, own an interest in, manage, operate, join, control, or render other assistance (whether paid or unpaid) to or participate in or be connected with, as a partner, stockholder, director, officer, employee, consultant or otherwise, any Person that engages in the Tableware Business in the United States; provided, however, that, for the purposes of this Section 5.11(ii), ownership of securities having no more than five percent, on a fully diluted basis, of the outstanding voting power of any entity that engages in the Tableware Business, which securities are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be in violation of this Section 5.11(ii) so long as Mr. Nishiwaki has no other connection or relationship with such entity.

         (b) As a separate and independent covenant, Mr. Nishiwaki agrees with Oneida and the Buyer that for the Nishiwaki Non-compete Period, Mr. Nishiwaki shall not in any way, directly or indirectly, in respect of the Tableware Business, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers or clients of the Business, or Oneida or the Buyer; solicit, induce or persuade any customer, supplier, vendor, designer, licensor, representative or other Person doing business with Oneida, Buyer or their Affiliates to discontinue its business relationship with Oneida, the Buyer or their Affiliates, or take away or interfere or attempt to interfere with any trade, business or patronage of the Buyer, Oneida or the Business; or induce or attempt to induce any officer, employee, representative, key consultant or agent of the Buyer, Oneida or the Business to leave the employ of the Buyer, Oneida or any of their Affiliates or violate the terms of their contracts, or any employment arrangements, with the Buyer, Oneida or any of their Affiliates.

         (c) The Nishiwaki Non-compete shall be extended by the length of any period during which Mr. Nishiwaki is in breach of the terms of this Section 5.11(ii).

         (d) Mr. Nishiwaki acknowledges that his covenants set forth in this
Section 5.11(ii) are an essential element of this Agreement and that, but for the agreement of Mr. Nishiwaki to comply with these covenants, Oneida and the Buyer would not have entered into this Agreement. Mr. Nishiwaki acknowledges that this Section 5.11(ii) constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by the Buyer or Oneida. Mr. Nishiwaki has independently consulted with his counsel and after such consultation Mr. Nishiwaki agrees that the covenants set forth in this Section 5.11(ii) are reasonable and proper, and Mr. Nishiwaki agrees not to challenge the reasonableness or enforceability of this Section 5.11(ii) in any proceeding to enforce the terms hereof.

         (iii) The parties hereto recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section 5.11. It is the intention of the parties that the provisions in this Section 5.11 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions in this Section 5.11 shall not render unenforceable, or impair, the remainder of the provisions hereof. Accordingly, if at the time of enforcement of any provision hereof, a court of competent jurisdiction holds that the restrictions stated in this
Section 5.11 are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that such court shall be allowed to revise the restrictions contained in this Section 5.11 to cover the maximum period, scope and geographical area permitted by law.

         5.12 Conveyances. Prior to the Closing, at their expense, the Shareholders shall cause any and all, receivables, letters of credit, commercial letters, similar drafts, or sight drafts in favor of Affiliates of the Shareholders or the Seller relating to the Business to be assigned to the Buyer, Oneida or any of their respective Affiliates designated in writing by the Buyer or Oneida to the Seller.

         5.13 Dissolution of Entities. Prior to the Closing, at their expense, if so requested in writing by Oneida or the Buyer, the Shareholders shall cause the dissolution of any one or more entities that are Affiliates of the Shareholders or the Seller and engaged in the Business.

                                   ARTICLE VI
                                   THE CLOSING

         6.1 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Acquired Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time on the fifth Business Day following satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII and Article VIII, or at such other place or at such other time or on such other date as the Seller and the Buyer may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). At the Closing, the Buyer shall deliver the Purchase Price to the Seller in accordance with and subject to the procedures set forth in
Section 2.3.

                                   ARTICLE VII
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

         The obligations of the Seller under this Agreement are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one or more of which may be waived by the Shareholders on behalf of the Seller by a signed written notice of such waiver to other parties hereto):

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


         7.1 Accuracy of Representations and Warranties. The representations and warranties of the Buyer set forth in Article IV that are qualified as to materiality shall be true and correct as of the Closing Date (other than such representations and warranties as are made as of a certain date, which shall be true and correct as of such certain date), and the representations and warranties of the Buyer contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the Closing Date (other than such representations and warranties as are made as of a certain date, which shall be true and correct in all material respects as of such certain date), and the Seller shall have received certificates to such effect executed by a duly authorized officer of the Buyer.

         7.2 Covenants. The Buyer shall have performed and complied in all material respects with all of the covenants required to be performed by it under this Agreement on or before the Closing, and the Seller shall have received certificates to such effect executed by a duly authorized officer of the Buyer.

         7.3 No Proceeding or Litigation. No claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority shall have been commenced by or before any Governmental Authority against any party to this Agreement, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided; however, that the provisions of this
Section 7.3 shall not apply if the Seller or either Shareholder has directly or indirectly solicited or encouraged any such action.

         7.4 Government Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the transactions contemplated hereby by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken.

         7.5 Hart-Scott-Rodino Act. All waiting periods applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         7.6 Opinion of Counsel. The Seller and the Shareholders shall have received from Catherine H. Suttmeier, Esq., the Secretary of the Buyer, a legal opinion, covering such matters as the Seller and the Shareholders may reasonably request.

         7.7 Escrow Agreement. The Buyer, the Seller, the Shareholders and the Escrow Agent shall have entered into an escrow agreement, substantially in the form of Exhibit A attached hereto (the "Escrow Agreement").

         7.8 Assumption Agreement. The Buyer shall have executed and delivered to the Seller an agreement, substantially in the form of Exhibit B annexed hereto, to assume all liabilities and obligations in connection with the Assumed Liabilities.

         7.9 Secretaries' Certificates. The respective Secretaries of the Buyer and Oneida shall have delivered certificates to the Seller with respect to the following: (i) the signatures and incumbency of the individual signing this Agreement on behalf of the Buyer or Oneida, as the case may be; (ii) the certificate of incorporation and bylaws of the Buyer or Oneida, as the case may be, and (iii) due authorization by the respective Boards of Directors of the Buyer and Oneida to adopt this Agreement and to approve and authorize the transactions contemplated by this Agreement.

         7.10 Release and Cancellation of Shareholder Guarantees. Following the discharge by the Seller of all Seller Debt, the Shareholders shall have obtained releases and cancellation of all Shareholders' guarantees in respect of all Seller Debt.

                                  ARTICLE VIII
           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER AND ONEIDA

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


         The obligations of the Buyer and Oneida under this Agreement are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one or more of which may be waived by Oneida with respect to the Buyer and itself by a signed written notice of such waiver to the other parties hereto, provided, however, that the condition described in Section
8.11 shall be deemed to have been waived by Oneida on July 7, 2000 unless, prior to such date, Oneida shall have notified the Seller and the Shareholders of the failure thereof):

         8.1 Accuracy of Representations and Warranties. The representations and warranties of the Seller and the Shareholders set forth in Article III that are qualified as to "Material Adverse Effect" or materiality shall be true and correct as of the Closing Date (other than such representations and warranties as are made as of a certain date, which shall be true and correct as of such certain date), and the representations and warranties of the Seller and the Shareholders contained in this Agreement that are not so qualified shall be true and correct in all material respects as of the Closing Date (other than such representations and warranties as are made as of a certain date, which shall be true and correct in all material respects as of such certain date), and the Buyer shall have received certificates to such effect executed by each Shareholder and by the President of the Seller.

         8.2 Covenants. The Seller and each Shareholder shall have performed and complied in all material respects with all of their respective covenants required to be performed by them under this Agreement on or before the Closing, and the Buyer shall have received certificates to such effect executed by each Shareholder and by the President of the Seller.

         8.3 No Proceeding or Litigation. No claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority shall have been commenced by or before any Governmental Authority against any party to this Agreement, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Buyer, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this
Section 8.3 shall not apply if the Buyer or Oneida has directly or indirectly solicited or encouraged any such action.

         8.4 Government Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate this Agreement by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken.

         8.5 Hart-Scott-Rodino Act. All waiting periods applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         8.6 Opinion of Counsel. The Buyer and Oneida shall have received from Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to Sakura and the Shareholders, a legal opinion, covering such matters as the Buyer and Oneida may reasonably request.

         8.7 Other Agreements. The Seller shall have entered into an Escrow Agreement with the Buyer and the Escrow Agent, substantially in the form of Exhibit A annexed hereto, and the Employment Agreement shall be in full force and effect.

         8.8 Documents. The Buyer shall have received evidence satisfactory to the Buyer of the repayment and discharge of all Seller Debt and shall also have received all written consents, assignments, waivers, authorizations or other certificates necessary (i) to provide for the continuation in full force and effect of the contracts, licenses and leases of the Seller identified in Section
8.8 of the Seller Disclosure Schedule and (ii) for the Seller to consummate the transactions contemplated hereby.

         8.9 Assignments and Bill of Sale. The Seller shall have executed and delivered to the Buyer such bills of sale, assignments of contracts, copyrights, patents and trademarks and other instruments of conveyance as may be reasonably requested by the Buyer in order to evidence the transfer of the Acquired Assets to the Buyer hereunder.

         8.10 Secretarys' Certificate. The Secretary of the Seller shall have delivered a certificate to the Buyer with respect to the following: (i) the signatures and incumbency of the individual signing this Agreement on behalf

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


of the Seller; (ii) the certificate of incorporation of the Seller; (iii) the bylaws of the Seller; and (iv) the resolutions of the Board of Directors of the Seller and of the Shareholders, which adopt this Agreement and approve and authorize the transactions contemplated by this Agreement.

         8.11 Due Diligence. Oneida and the Buyer shall have completed, or cause to be completed by their attorneys, accountants and other agents, a due diligence review of the Business (including its customers, suppliers, licensors and foreign trading agents as well as the Affiliates of the Seller engaged in the Business), and Oneida and the Buyer shall have been satisfied that substantially all the earnings and cash flows generated by the Business will accrue and be payable to them after the Closing.

         8.12 Renewal or Extension. The Buyer shall have received written evidence reasonably acceptable to it of the renewal or extension by the Seller of each license agreement described on Exhibit C at least until the date indicated next to the name of such agreement on Exhibit C.

         8.13 Release of Liens. The Buyer shall have obtained releases and discharges of all Liens on any of the Acquired Assets.

         8.14 Conveyances. The Shareholders shall have caused the assignment to designees of the Buyer or Oneida, pursuant to Section 5.12, of all receivables, letters of credit, commercial letters, similar drafts or sight drafts in favor of Affiliates of the Shareholders or the Seller relating to the Business.

         8.15 Dissolution of Entities. The Shareholders shall have caused the dissolution of all entities as requested by Oneida or the Buyer pursuant to
Section 5.13.

                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the transactions contemplated hereby by the shareholders of the Seller:

         (a) by mutual agreement of the parties hereto;

         (b) by the Seller, if all the conditions for Closing set forth in
Article VII shall not have been satisfied or waived on or before August 31, 2000 (the "Final Date") other than as a result of a breach of this Agreement by the Seller or either Shareholder;

         (c) by the Buyer, if all the conditions for Closing set forth in
Article VIII shall not have been satisfied or waived on or before the Final Date other than as a result of a breach of this Agreement by the Buyer or Oneida;

         (d) by the Buyer if the Seller or a Shareholder makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller or a Shareholder seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization;

         (e) by any of the parties hereto, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of this Agreement shall have been issued and shall have become final and nonappealable; or

         (f) within 45 days of the date hereof, by the Buyer, upon notice to the Seller given prior to July 7, 2000, if upon completion of the due diligence review described in Section 8.11, Oneida and the Buyer determine, in their sole discretion, that substantially all earnings and cash flows generated by the Business will not accrue and be payable to them after the Closing.

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


         9.2 Effect of Termination. In the case of any termination of this Agreement as provided in this Article IX, this Agreement shall be of no further force and effect, except (a) as set forth in Section 11.8 and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

                                    ARTICLE X
                                    INDEMNITY

         10.1 Survival of Representations and Warranties. Each of the representations and warranties made by the parties in this Agreement or in any Schedule, Exhibit, certificate or instrument delivered in connection herewith shall survive for a period of 18 months from the Closing Date, except that (a) any representation or warranty set forth in Sections 3.1 (only with respect to due incorporation and requisite corporate power and authority) 3.3 or 3.4(a) shall survive in perpetuity, (b) any representation or warranty set forth in
Section 3.10 or 3.15 shall survive until thirty calendar days after the expiration of the applicable statute of limitations (after giving effect to any extension thereof granted by the Seller or either Shareholder) and (c) insofar as any claim is made by a Buyer Party for the breach of any representation or warranty of the Seller or either Shareholder, which claim arises out of allegations of personal injury or property damage suffered by any third party on or prior to the Closing Date or attributable to products or Inventory sold or shipped, or activities or omissions that occur, on or prior to the Closing Date, such representations and warranties shall, for purposes of such claim by a Buyer Party, survive until thirty calendar days after the expiration of the applicable statute of limitations governing such claims (after giving effect to any extension thereof granted by the Seller or either Shareholder) (as applicable in each of (a) through (c), the "Survival Date"); provided that if there shall be pending on the Survival Date any claim under this Section 10.1 that was asserted by the applicable party prior to such date, such claim shall continue to be subject to indemnification in accordance with this Article X. Neither the period of survival nor the liability of the Buyer, on the one hand, and the Seller and the Shareholders, on the other hand, with respect to their respective representations and warranties, shall be reduced by any investigation made at any time by or on behalf of the Buyer, on the one hand, or the Seller or the Shareholders, on the other hand.

         10.2 Buyer Indemnity. Subject to the limitations set forth in this
Article X, the Seller and each of the Shareholders hereby, jointly and severally, indemnify and agree to hold the Buyer, Oneida and their respective officers, directors, stockholders, employees, Affiliates, attorneys, accountants, agents, successors and assigns (collectively, the "Buyer Parties") harmless from, against and in respect of:

         (a) any and all Loss suffered or incurred by a Buyer Party by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by the Seller or either Shareholder contained herein or in any Schedule, Exhibit, certificate, document or instrument delivered to the Buyer or Oneida on the date hereof or at the Closing;

         (b) any and all Loss suffered or incurred by a Buyer Party in respect of, in connection with or arising out of debts, liabilities or obligations of the Seller, direct or indirect, absolute, accrued, fixed, contingent or otherwise, (1) incurred or arising from and after the Closing, or (2) that are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of facts or other condition that occurred or existed on or before the Closing Date, whether or not then known, due or payable, except as specifically assumed by the Buyer pursuant to the terms of this Agreement;

         (c) Excluded Liabilities, including liabilities arising from or relating to any Taxes of the Seller, either Shareholder or any of their Affiliates, or attributable to any period, or any portion of any period, ending on or prior to the Closing Date and any Taxes for which the Seller or either Shareholder is liable under this Agreement;

         (d) Liabilities of the Seller as of the Balance Sheet Date that are not reflected on the Seller Balance Sheet arising from or relating to the ownership or actions or inactions of the Seller or either Shareholder or the conduct of the Business on or before the Balance Sheet Date;

         (e) any Loss incurred or suffered by a Buyer Party arising out of or in connection with applicable bulk sales laws and bulk transfer Tax laws (notwithstanding the waiver contained in Section 5.8); and

         (f) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         To the extent that the undertakings of the Seller and the Shareholders set forth in this Section 10.2 may be unenforceable, the Seller and the Shareholders shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all losses incurred by the Buyer Parties.

         Any amounts required to be paid by the Seller or the Shareholders under this Section 10.2 may be satisfied from the Escrowed Funds in accordance with the procedures set forth in the Escrow Agreement; provided, however, that the Escrowed Funds are not the exclusive remedy hereunder for satisfaction by the Seller or the Shareholders of their obligations hereunder.

         Notwithstanding the foregoing, neither the Seller nor either Shareholder shall have any liability under Section 10.2(a) or (d) for a breach or inaccuracy of any representation or warranty contained in this Agreement, or in any Schedule, Exhibit, certificate, document or instrument delivered in connection herewith by the Seller or either Shareholder, unless and until the aggregate amount of Loss suffered or incurred by the Buyer Parties as a result of one or more of such breaches or inaccuracies exceeds $250,000, and then only with respect to so much of such Loss as exceeds $250,000.

         10.3 Seller Indemnity. Subject to the limitations set forth in this
Article X, the Buyer and Oneida, jointly and severally, hereby agree to indemnify and hold the Seller and its officers, directors, shareholders (including without limitation, the Shareholders), employees, Affiliates, attorneys, accountants, agents, successors and assigns (collectively, the "Seller Parties") harmless from, against and in respect of:

         (a) any and all Loss suffered or incurred by any of the Seller Parties by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Buyer contained herein or in any Schedule, Exhibit, certificate, document or instrument delivered to the Seller on the date hereof or at the Closing;

         (b) any and all liabilities or obligations of the Seller specifically assumed by the Buyer pursuant to this Agreement in conformity with representations, warranties and covenants of the Seller and the Shareholders;

         (c) any and all liabilities or obligations arising from the Buyer's use of the Acquired Assets from and after the Closing Date; and

         (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         To the extent that the undertakings of the Buyer and Oneida set forth in this Section 10.3 may be unenforceable, the Buyer and Oneida shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Seller Parties.

         Notwithstanding the foregoing, neither the Buyer nor Oneida shall have any liability under Section 10.3(a) or (d) for a breach or inaccuracy of any representation or warranty contained in this Agreement, or in any Schedule, Exhibit, certificate, document or instrument delivered in connection herewith by the Buyer or Oneida, unless and until the aggregate amount of Loss suffered or incurred by the Seller Parties as a result of one or more of such breaches or inaccuracies exceeds $250,000, and then only with respect to so much of such Loss as exceeds $250,000.

         10.4 Procedure.

         (a) Notice. A party seeking indemnification under this Article (an "Indemnitee") shall give written notice to the other party (an "Indemnitor") of facts that are the basis of the indemnification claim (a "Claim") within a reasonable time after the Indemnitee receives notification of the Claim; provided, however, that the failure to provide such notice shall not release the Indemnitor from any of its obligations under this Article X except to the extent the Indemnitor is materially prejudiced by such failure and shall not relieve the Indemnitor from any other obligation or liability that it may have to any Indemnitee otherwise than under this Article X. The amount of the Claim as set forth in the notice shall be based upon the Indemnitee's good faith determination of the maximum Loss to Indemnitee presented under the circumstances of the Claim; provided, however, the amount set forth in the notice of Claim shall not limit Indemnitee's rights to indemnification under this Article if the ultimate Loss to Indemnitee shall exceed the amount set forth in the notice of Claim.

         (b) Action on Claims. The Indemnitor shall give written notice to Indemnitee within thirty (30) days after receipt of the notice required in the preceding paragraph advising whether it acknowledges its obligation to indemnify Indemnitee with respect to the Claim or it disputes its obligation to indemnify Indemnitee with respect to the Claim or the amount of such Claim. If the Indemnitor acknowledges its indemnification obligation with respect to the Claim, and (i) such Claim is based upon an asserted liability or obligation to a Person that is not a party to this Agreement (a "Third Party Claim"), Indemnitor shall have the right to defend or settle such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnitee within the thirty-day period set forth above; provided, however, that if upon the advice of counsel to Indemnitee, there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnitee for the same counsel to represent both the Indemnitee and the Indemnitor, then the Indemnitee shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnitee, based upon such advice, determines counsel is required, at the expense of the Indemnitor and provided further that all such Indemnitees shall be entitled to no more than one such local counsel in each jurisdiction where counsel is reasonably necessary; or (ii) such Claim is not a Third Party Claim, and if the Seller or either of the Shareholders is the Indemnitor, Indemnitee shall be entitled to satisfy such Claim as provided in subparagraph (c). In the event that any Indemnitee shall seek indemnification as provided herein, it shall make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnitee's possession or under its control as is reasonably required by the Indemnitor. Similarly, in the event that an Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the expense of the Indemnitor, all such witnesses, pertinent records, materials and information in the possession or under the control of the Indemnitor relating thereto as is reasonably required by the Indemnitee. Notwithstanding the foregoing, Indemnitor may not settle any Third Party Claim unless it contains a full unconditional release of the Indemnitee and unless the Indemnitee consents in writing, which consent shall not be unreasonably withheld. If the Indemnitor is not entitled to defend or settle a claim pursuant to the proviso set forth in this subparagraph (b) or because Indemnitor does not acknowledge its indemnification obligation with respect to the Claim, Indemnitor shall be deemed to have waived its right to defend or settle such Claim (if a Third Party Claim), and Indemnitee shall have the right to defend or settle such Claim (if a Third Party Claim) or take action to resolve or remedy any Claim that is not a Third Party Claim and shall continue in either case to be entitled to indemnification pursuant to this Article. If Indemnitor does not believe that such proposed settlement is being made in good faith under the circumstances, its sole remedy shall be to assume the defense of such Claim. In order to assume the defense of any such Claim, Indemnitor must acknowledge its indemnification obligation with respect to the Claim. The foregoing shall not be construed to reduce or lessen the obligation of Indemnitor under this Article X if prior to the expiration of the thirty (30) day notice period described above in this subparagraph (b) the Indemnitee shall take action with respect to a Claim if such action is reasonably required to minimize damages or avoid a forfeiture or penalty imposed by law.

         (c) Satisfaction of Claims. If Indemnitor has acknowledged its obligation to indemnify Indemnitee with respect to a Claim and does not dispute the amount of such Claim, Indemnitee shall be entitled to immediate satisfaction of any related Claims, including any losses, damages, cost, expenses (including, without limitation, attorneys', consultants' and accountants' fees), claims, interest, awards, judgments, penalties and liabilities, including any Action brought or otherwise initiated by a party (individually, a "Loss" and, collectively, "Losses").

         10.5 Treatment of Payments. The Seller, the Shareholders and the Buyer agree to treat all payments made by either to or for the benefit of the other under any indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

         10.6 Additional Limitations on Indemnification. For purposes of the
Article X, all Loss shall be computed net of (a) any insurance recovery actually received with respect thereto, and (b) the amount of any net Tax benefit actually realized relating to such Loss. In no event shall the aggregate amount of all payments made by the Seller and the Shareholders in respect of their obligations in respect of breach of the representations and warranties made by them hereunder exceed $20,000,000, nor shall the liability of Oneida or the Buyer under this Article exceed such amount.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Conveyance Taxes. The Seller shall be liable for and shall hold Buyer harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Buyer shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing. The Buyer shall complete and execute a resale or other exemption certificate with respect to the inventory items sole hereunder, and shall provide the Seller with an executed copy thereof.

         11.2 Governing Law; Venue. (a) The laws of the State of New York (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or federal court located in New York County, New York. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein. Each of the Shareholders has appointed Olshan Grundman Frome Rosenzweig & Wolosky LLP as its authorized agent (the "Authorized Agent") upon whom process may be served in any action arising out of or based on this Agreement or any of the agreements or transactions contemplated herein.

         (b) Each of the Shareholders represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and agrees to take any and all actions that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service upon such party at the address set forth in Section 11.9 shall be deemed, in every respect, effective service of process upon such party; provided, however, that nothing herein shall impair the right of any party to serve process in any other manner permitted by law.

         11.3 Assignment; Binding upon Successors and Assigns. Except as provided in this Section 11.3, a party hereto may not assign any of its rights or obligations hereunder without the prior written consent of the other parties. Prior to the Closing, no party hereto may assign its rights or obligations hereunder. After the Closing, Oneida and the Buyer may freely assign this Agreement to (i) any of their respective Affiliates, and (ii) any successor in interest to Oneida or the Buyer by way of a merger, consolidation, sale of all or any material portion of the assets of the Tableware Business of Oneida or the Buyer, or otherwise. In the event of such an assignment pursuant to the preceding sentence, the assignee shall receive the benefit of this Agreement and shall succeed to all of the rights of Oneida and the Buyer hereunder. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees and permitted assigns.

         11.4 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         11.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

         11.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         11.7 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at the time before or after its approval by the shareholders of the Seller, but, after such approval, no amendment will be made which by applicable law requires the further approval of the shareholders of the Seller without obtaining the further approval.

         11.8 Expenses. The Seller and the Shareholders, on one hand, and the Buyer, on the other, will bear their respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby, except that the Seller, on the one hand, and the Buyer, on the other hand, will share equally any filing fees required to be paid under the HSR Act.

         11.9 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):


If to the Seller to:

         Mr. Glenn Simon
         at the address set forth
         below his name
         on the signature page hereof.

If to the Shareholders to:

         The respective addresses set forth
         below their names on the signature
         page hereof.

With a copy in each case to:

         Olshan Grundman Frome Rosenzweig & Wolosky LLP
         505 Park Avenue
         New York, New York  10022
         Attention:  David J. Adler, Esq.

And if to the Buyer or Oneida to:

         Oneida Ltd.
         163-181 Kenwood Avenue
         Oneida, New York  13421
         Attention:  General Counsel

With a copy to:

         Shearman & Sterling
         599 Lexington Avenue
         New York, NY  10022
         Attention:  Bonnie Greaves, Esq.

         All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized overnight courier, next day delivery requested, on the business day following dispatch, and (c) in the case of mailing, on the fifth business day following such mailing.

         11.10 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         11.11 No Joint Venture or Partnership. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

         11.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         11.13 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, expect as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         11.14 Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby; and neither party will issue any public statement announcing such transaction without prior consultation with the others, except as such party in good faith (based upon advice of counsel) believes is required by law and following notice to the other party.

         11.15 Survival. The representations, warranties, agreements and obligations of each party contained in this Agreement shall survive the Closing without limitation, except as specifically set forth in this Agreement.

         11.16 Entire Agreement. The Transaction Documents, the exhibits thereto and the documents referred to therein constitute the entire understanding and agreement of the parties thereto with respect to the subject matter thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect thereto, other than the confidentiality agreement, dated November 16, 1999, between Sakura and Oneida, which shall terminate immediately and be of no further force and effect. The express terms of the Transaction Documents control and supersede any course of performance or usage of the trade inconsistent with any of the terms thereof.

         11.17 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of demonstrating the inadequacy of money damages.

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.


                            ONEIDA COMMUNITY CHINA, INC.

                            By:      /s/  ALLAN H. CONSUER
                                -----------------------------------
                                Name:      Allan H. Conseur
                                Title:     President


                            ONEIDA LTD.


                            By:      /s/  PETER J. KALLET
                                ------------------------------------------------
                                Name:      Peter J. Kallet
                                Title:     President and Chief Executive Officer


                            SAKURA, INC.


                            By:      /s/  GLENN SIMON
                                ------------------------------------------------
                                Name:      Glenn Simon
                                Title:     CEO


                            GLENN SIMON

                                     /s/  GLENN SIMON
                            ----------------------------------------------------
                            52 Bristol Drive
                            Woodbury, New York  11797



                            NICK NISHIWAKI

                                    /s/  NICK NISHIWAKI
                            ----------------------------------------------------
                            50 East Hartsdale Avenue
                            Hartsdale, NY  10530

                                    EXHIBIT A

                                ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of June 30, 2000 (this "Agreement"), among ONEIDA COMMUNITY CHINA, INC., a New York corporation (the "Buyer"), SAKURA, INC., a New York corporation ("Sakura"), GLENN SIMON ("Mr. Simon") and NICK NISHIWAKI ("Mr. Nishiwaki" and, together with Mr. Simon, the "Shareholders"), and THE CHASE MANHATTAN BANK N.A., a New York banking corporation (the "Escrow Agent"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement (as defined below).


                              W I T N E S S E T H:

WHEREAS, the Buyer, Oneida Ltd., a New York corporation ("Oneida"), Sakura and the Shareholders have entered into an Asset Purchase Agreement, dated May 23, 2000 (the "Asset Purchase Agreement"), pursuant to which the Buyer has agreed to purchase from Sakura, and Sakura has agreed to sell to the Buyer, the Acquired Assets, and the Buyer has agreed to assume the Assumed Liabilities;

WHEREAS, it is contemplated under the Asset Purchase Agreement that the Buyer will deposit or cause to be deposited into escrow the sum of $2,000,000 in cash on the date hereof (the "Escrowed Funds") to be held and disbursed by the Escrow Agent in accordance with Section 4 of this Agreement;

WHEREAS the Escrow Agent is willing to act as the Escrow Agent hereunder;

WHEREAS, the parties hereto agree that the Escrow Agent is not a party to the Asset Purchase Agreement and has no rights or obligations thereunder, and that the duties and obligations of the Escrow Agent shall be determined solely by this Agreement; and

WHEREAS, the Escrow Agent will hold the Escrowed Funds in Account No. E 13098 at the Chase Manhattan Bank, N.A., New York, New York (the "Escrow Account");

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Appointment and Agreement of Escrow Agent and Representative of Sakura and the Shareholders. (a) The Buyer, Sakura and the Shareholders hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

(b) Sakura and the Shareholders hereby appoint Mr. Simon as their representative (the "Representative").

2. Establishment of the Escrow Fund. (a) Pursuant to Section 2.3 of the Asset Purchase Agreement, the Buyer shall deliver to the Escrow Agent on the date hereof the Escrowed Funds. The Escrow Agent shall hold the Escrowed Funds and all interest and other amounts earned thereon (the "Escrow Fund") in escrow pursuant to this Agreement in the Escrow Account.

(b) The Buyer, Sakura and the Shareholders confirm to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Liens except as may be created by this Agreement and the Asset Purchase Agreement.

3. Purpose of the Escrow Fund. The Escrowed Funds will be deposited with the Escrow Agent and will be held by the Escrow Agent to secure the obligations of Sakura and each of the Shareholders to make payments to the Buyer (i) in the event payment by Sakura and the Shareholders shall be required under Section 2.4(c)(iii) of the Asset Purchase Agreement and Sakura and the Shareholders shall have breached their obligation to make such payment within ten days after the Special Purpose Statement is deemed final under the terms of the Asset Purchase Agreement (such event, a "Purchase Price Adjustment Breach"), and (ii) with respect to any indemnification obligations of Sakura and each of the Shareholders pursuant to Section 10.2 of the Asset Purchase Agreement.

4. Payments from the Escrow Fund. (a) Payments to the Buyer due to Purchase Price Adjustment Breach. In the event of a Purchase Price Adjustment Breach, the Buyer shall deliver to the Escrow Agent a certificate of the Buyer, with a copy to the Representative. Such certificate shall state that a Purchase Price Adjustment Breach has occurred, and state the amount due to the Buyer in respect of such Purchase Price Adjustment Breach. Such amount, as stated by the Buyer in the aforementioned certificate, shall include interest accruing from the date hereof to the date of payment at a rate of 8% per annum as provided in Section 2.4(c)(iii) of the Asset Purchase Agreement (it being understood that the Escrow Agent shall not be responsible for calculating such accrued interest and that the Buyer shall include such accrued interest in the amount stated in such certificate), and the Escrow Agent shall promptly pay such amount (the "Purchase Price Adjustment Remittance") to the Buyer, by wire transfer in immediately available funds.

         (b) Indemnification Payments from the Escrow Account.

                  (A) At any time on or prior to eighteen (18) months after the date hereof (the "Expiration Date"), the Buyer may deliver to the Escrow Agent a certificate of the Buyer, executed by an authorized officer of the Buyer (a "Buyer's Certificate"), with a copy to the Representative. Such Buyer's Certificate shall:

                           (i) state that a Buyer Party has paid or incurred a
Loss or is entitled to indemnification under Section 10.2 of the Asset Purchase Agreement (an "Indemnification Item");

                           (ii) state the aggregate amount of such
Indemnification Item (such amount, a "Buyer Claim Amount"); and

                           (iii) specify in reasonable detail the nature and
amount of each individual Indemnification Item.

                  (B) If the Representative shall object to any Buyer Claim Amount in connection with any Indemnification Item specified in any Buyer's Certificate, the Representative shall, within ten (10) Business Days after delivery by the Buyer to the Representative of such Buyer's Certificate, deliver to the Escrow Agent an executed certificate of the Representative (a "Shareholders' Certificate"), with a copy to the Buyer,

                           (i) specifying the Buyer Claim Amount to which the
Representative objects and

                           (ii) specifying in reasonable detail the nature and
basis for each such objection.

If the Escrow Agent shall not have received a Shareholders' Certificate objecting to the Buyer Claim Amount with respect to an Indemnification Item within ten (10) Business Days after delivery by the Buyer to the Representative of a Buyer's Certificate specifying such Indemnification Item, the Representative shall be deemed to have acknowledged the correctness of the Buyer Claim Amount on such Buyer's Certificate with respect to such Indemnification Item, and the Escrow Agent shall promptly transfer to the Buyer, by wire transfer in immediately available funds, out of the Escrow Account, an amount in cash equal to the lesser of (1) the Buyer Claim Amount in the Buyer's Certificate with respect to such Indemnification Item and (2) the remaining balance in the Escrow Account.

                  (C) If the Escrow Agent receives, within ten (10) Business Days after delivery by the Buyer to the Representative of a Buyer's Certificate, a Shareholders' Certificate objecting to the Buyer Claim Amount with respect to any Indemnification Item specified in such Buyer's Certificate, the amount so objected to shall be held by the Escrow Agent and shall not be released from the Escrow Account except in accordance with either:

                           (i) written instructions executed by an authorized
officer of each of the Buyer and the Representative or

                           (ii) the final non-appealable judgment of a court
having jurisdiction over the matters relating to the claim by the Buyer for indemnification from Sakura and each of the Shareholders.

In such an event, the Escrow Agent shall, promptly thereafter, transfer to the Buyer, by wire transfer in immediately available funds, out of the Escrow Account, an amount in cash equal to the portion of such Buyer Claim Amount set forth in such written instructions or in such judgment, as the case may be, provided, however, that any amount set forth in such written instructions or in such judgment, as the case may be, as amounts to which a Buyer Party is not entitled to under Section 10.2 of the Asset Purchase Agreement, shall immediately cease to be treated as Buyer Claim Amounts for purposes of Section 4(c)(C).

         (c) Distribution of Escrow Funds to the Representative.

                  (A) After the first anniversary of the date of this Agreement, the Representative may deliver to the Escrow Agent, with a copy to the Buyer, a certificate of the Representative (such notice, a "Return of Escrowed Funds Demand") stating that the Representative is entitled to receive, from the Escrow Fund, an amount equal to $1,000,000 (the "Base Amount") less the sum of (a) any Purchase Price Adjustment Remittance, and (b) Buyer Claim Amounts.

                  (B) Upon receipt of a Return of Escrowed Funds Demand, the Escrow Agent shall promptly review its records to determine the amount of any Purchase Price Adjustment Remittance or Buyer Claim Amounts. Promptly thereafter, the Escrow Agent shall pay to the Representative, by wire transfer in immediately available funds, from the Escrow Fund, the sum of $1,000,000 less the sum of (a) any Purchase Price Adjustment Remittance, and (b) Buyer Claim Amounts.

                  (C) If at any time after the receipt of a Return of Escrowed Funds Demand, Escrowed Funds cease to be Buyer Claim Amounts in accordance with the proviso to Section 4(b)(C), such amount, to the extent it was deducted from the Base Amount by the Escrow Agent in calculating the payment to be made to the Representative pursuant to Section 4(c)(B), shall immediately be paid by the Escrow Agent, by wire transfer in immediately available funds, to the Representative.

                  (D) Unless at the Expiration Date the Escrow Agent is holding Escrowed Funds pursuant to a Shareholders' Certificate in accordance with
Section 4(b)(C), the Escrow Agent shall, on the Expiration Date, promptly liquidate all investments of the Escrow Fund and transfer to the Representative, by wire transfer in immediately available funds, the amount in cash then remaining in the Escrow Account. If at the Expiration Date the Escrow Agent is holding Escrowed Funds pursuant to a Shareholders' Certificate in accordance with Section 4(b)(C), the Escrow Agent shall continue to hold such Escrowed Funds until disposed of in accordance with such Section, after which any remaining Escrowed Funds will be distributed as provided in this Section 4(c)(D).

5. Liquidation of the Escrow Fund. Whenever the Escrow Agent shall be required to make payment from the Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund to the extent necessary to pay such amounts in full and in cash. Subject to the provisions of Section 11(g) of this Agreement, the Escrow Agent shall not be liable for any losses incurred in any such liquidation.

6. Payments. Payments made by the Escrow Agent pursuant to the provisions of
Section 4 shall be made by wire transfer in immediately available funds to the accounts specified by such party in Schedule A, or in any other manner later designated to the Escrow Agent in writing by each such party at least three (3) Business Days prior to the date any such payment is due. In the event that for any reason such payment is rejected and returned to the Escrow Agent, the Escrow Agent shall instead promptly effect such payment by mailing a bank check to such party, via certified mail, to the address specified for such party in Section 15 of this Agreement.

7. Maintenance of the Escrow Fund; Termination of the Escrow Fund. The Escrow Agent shall continue to maintain the Escrow Fund until the termination of this Agreement as provided in Section 14.

8. Investment of Escrow Fund. (a) The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund in the following, pursuant to joint written instructions from the Representative and the Buyer: (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, in each case with a maturity of one year or less, (ii) one or more portfolios of The Chase Vista U.S. Government Money Market Mutual Fund, for which affiliates of The Chase Manhattan Bank provide investment advisory and shareholder services for a fee as described in the prospectus for these funds which has been provided to the parties hereto, in addition to a 25 basis point fee as compensation for administrative and accounting services provided to clients, (iii) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (iv), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, each of which certificate of deposit or time deposit has a maturity of 180 days or less, or (iv) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, with a maturity of 270 days or less, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors, Inc. In the absence of timely investment instructions, the Escrow Fund shall be invested in The Chase Vista U.S. Government Money Market Mutual Fund.

         (b) All trust investment orders under Section 8(a)(i), (iii) and (iv) above shall be executed through Chase Asset Management ("CAM"), in the investment management division of The Chase Manhattan Bank. Subject to the principles of best execution, transactions shall be effected on behalf of the Escrow Fund through broker-dealers selected by CAM. An agency fee, in the amount specified in Schedule B hereto, shall be assessed in connection with each transaction. The Buyer and the Representative shall be provided with periodic statements reflecting the transactions executed on behalf of the Escrow Fund. The Buyer and the Representative shall also have the right, upon request, to receive a notification providing transaction details for the Escrow Fund within five days of any securities transaction in that account. This notification shall be provided without any additional cost and shall reflect the amount of the agency fee.

9. Assignment of Rights to the Escrow Fund; Assignment of Obligations; Successors. (a) Except as provided in this Section 9, a party hereto may not assign any of its rights or obligations hereunder without the prior written consent of the Escrow Agent, the Buyer and the Representative. The Buyer may freely assign this Agreement (i) to any successor in interest to the Buyer by way of a merger, consolidation, sale of all or any material portion of its assets, or otherwise or (ii) to any Affiliate of Oneida or the Buyer. In the event of each such assignment the assignee shall receive the benefit of this Agreement and shall succeed to all of the rights of the Buyer hereunder. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees and permitted assigns.

         (b) Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or termination of this Agreement.

10. Tax Information. Upon execution of this Agreement, the Buyer, Sakura and each of the Shareholders shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid. It is understood and agreed that any payments or distributions to the Buyer under this agreement shall not be considered income and that any and all income generated by the Escrowed Funds shall be treated as the income of Sakura and reported to the Internal Revenue Service accordingly.

11. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Buyer and the Representative or pursuant to an order of a court of competent jurisdiction, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund.

         (b) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be subject to, nor obligated to interpret, any other agreements to which the Buyer, Sakura or the Shareholders are parties. Except as otherwise provided in the Preamble to this Agreement, reference in this Escrow Agreement to the Asset Purchase Agreement is for identification purposes only and for reference to the defined terms therein and its terms and conditions are not thereby incorporated herein.

         (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

         (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

         (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

         (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule B to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be shared equally by Sakura and the Shareholders, on the one hand, and the Buyer, on the other. The parties hereby grant the Escrow Agent a lien, right of set-off and security interest to the account for the payment of any claim for compensation, expenses and amounts due hereunder.

         (g) The Buyer, Sakura and the Shareholders agree to jointly and severally reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. The Buyer, on the one hand, and Sakura and the Shareholders, on the other, agree among themselves that they shall share equally the costs of any such loss, liability or expense suffered by the Escrow Agent.

         (h) The Escrow Agent may at any time resign by giving twenty (20) Business Days' prior written notice of resignation to the Representative and the Buyer. The Representative and the Buyer may at any time jointly remove the Escrow Agent by giving ten (10) Business Days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in New York, New York, and assets in excess of $10,000,000,000, and which shall be reasonably acceptable to the Representative, shall be appointed by the Buyer by written instrument executed by the Representative and the Buyer and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, net of any outstanding fees due the predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Representative or the Buyer execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty (20) Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by the Representative and the Buyer and termination of this Agreement in accordance with its terms.

12. Merger. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act; provided, however, that such corporation into which the Escrow Agent may be merged or converted, or with which may be consolidated, or resulting from any such merger, conversion or consolidation, shall be a bank or trust company having assets in excess of $10,000,000,000.

13. Conflicting Demands. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

14. Termination. Except as provided in the following sentence, this Escrow Agreement shall terminate on the earlier of: (a) the date on which there are no funds remaining in the Escrow Fund, (b) the Expiration Date. If at the Expiration Date the Escrow Agent is holding Escrowed Funds pursuant to a Shareholders' Certificate in accordance with Section 4(b)(C), the Escrow Agent shall continue to hold such Escrowed Funds until disposed of in accordance with such Section, at which time this Agreement shall also terminate.

15. Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to the Representative, Sakura or the Shareholders:

         Mr. Simon at the address
         set forth below his name
         on the signature page hereof.

with a copy to:

         Olshan Grundman Frome Rosenzweig & Wolosky LLP
         505 Park Avenue
         New York, New York  10022
         Attention:  David J. Adler, Esq.

If to the Buyer:

         Oneida Ltd.
         163-181 Kenwood Avenue
         Oneida, New York  13421
         Attention:  Catherine H. Suttmeier, Esq.

with a copy to:

         Shearman & Sterling
         599 Lexington Avenue
         New York, New York  10022
         Attention:  Bonnie Greaves, Esq.

If to the Escrow Agent:

         The Chase Manhattan Bank N.A.
         450 West 33rd Street, 10th Floor
         New York, New York  10001
         Attention:  Debbie DeMarco

         All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized overnight courier, next day delivery requested, on the Business Day following dispatch, and (c) in the case of mailing, on the fifth Business Day following such mailing.

16. Governing Law. (a) The laws of the State of New York (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or federal court located in New York County, New York. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein. Each of the Shareholders has appointed Olshan Grundman Frome Rosenzweig & Wolosky LLP as its authorized agent (the "Authorized Agent") upon whom process may be served in any action arising out of or based on this Agreement or any of the agreements or transactions contemplated herein.

         (b) Each of the Shareholders represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and agrees to take any and all actions that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service upon such party at the address set forth in Section 15 shall be deemed, in every respect, effective service of process upon such party; provided, however, that nothing herein shall impair the right of any party to serve process in any other manner permitted by law.

17. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by all parties hereto. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

18. Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

19. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among Sakura, the Shareholders, the Buyer and the Escrow Agent with respect to the subject matter hereof.

20. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

21. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

23. Force Majeure. In the event that the Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected party is able to perform substantially that party's duties.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first written above, in the case of Sakura, the Buyer and the Escrow Agent, by their respective officers thereunto duly authorized.


ONEIDA COMMUNITY CHINA, INC.


By: /s/ ALLAN H. CONSEUR
    --------------------
Name:  Allan H. Conseur
Title: President


SAKURA, INC.


By: /s/ GLENN SIMON
    ---------------

Name:  Glenn Simon
Title: President

GLENN SIMON


/s/ GLENN SIMON
-----------------------------------------
Address: 52 Bristol Drive
                  Woodbury, New York  11797


NICK NISHIWAKI


/s/ NICK NISHIWAKI
------------------------------------------
Address: 50 East Hartsdale Avenue
                  Hartsdale, NY 10530


THE CHASE MANHATTAN BANK N.A.


By:      /s/ DEBBIE DEMARCO
   ------------------------
Name: Debbie DeMarco
Title: Assistant Vice President

                                   SCHEDULE A

              WIRING INSTRUCTIONS OF THE BUYER AND EACH SHAREHOLDER

Buyer:
Chase Manhattan Bank
New York, NY
ABA # 021000021
For the Account of Oneida Ltd.
Account # 0102042942

Glenn Simon:
Glenn and Jenny Simon
Bank of New York ABA # 021000018
Paine Webber Account # 8900114096
For further credit to the Simons # WE80956-S6

Nick Nishiwaki:
Shimazo and Yasuko Mishiwaki
Citibank ABA # 021000089
Account # 05426625

                                   SCHEDULE B

                            FEES OF THE ESCROW AGENT


15 basis points of the highest value of collateral held on deposit per annum or any part thereof without proration for partial years, subject to a minimum of $7,500 per annum or any part thereof without proration for partial years, (includes investment in [a Chase Manhattan Bank Money Market Account, Chase Manhattan Bank Deposit Account or] The Chase Manhattan Bank Mutual Fund known as the Vista Fund).

$75 per investment (excludes [Money Market, Deposit Account or] Vista Fund investments).

                                    EXHIBIT B

                              ASSUMPTION AGREEMENT


================================================================================
         ASSUMPTION AGREEMENT, dated as of June 30, 2000 (this "Agreement"), by and among SAKURA, INC., a New York corporation ("Sakura" or the "Seller") and ONEIDA COMMUNITY CHINA, INC., a New York corporation (the "Buyer").


                                   WITNESSETH


         WHEREAS, the Seller, the Buyer and the shareholders of Sakura and Spoonbill Trading have entered into an Asset Purchase Agreement, dated May 23, 2000 (the "Asset Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

         WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer has agreed to assume certain liabilities and obligations of the Seller with respect to the Business; and

         WHEREAS, the execution and delivery of this Agreement by the Buyer is a condition to the obligations of the Seller to consummate the transactions contemplated by the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the Buyer and the Seller hereby agree as follows:

1. Assumption of Liabilities. Subject to Section 2 hereof, the Buyer hereby assumes and agrees to pay, perform and discharge when due only the following and no other liabilities of the Seller as at the date hereof, other than the Excluded Liabilities (the "Assumed Liabilities"):

         (a) liabilities and obligations (i) that constitute accounts payable and commissions payable, (ii) that constitute accrued expenses (a description of which is set forth in Section 2.5 of the Seller Disclosure Schedule) and that are properly and adequately accrued or reserved for on the Special Purpose Statement; or

         (b) liabilities and obligations under the agreements, contracts, and commitments and leases that are not marked with an asterisk in Section 3.13 of the Seller Disclosure Schedule (other than any liabilities or obligations arising out of any breach by the Seller, including, without limitation, failure by the Seller to perform any obligations thereunder).

2. Excluded Liabilities. Notwithstanding the provisions of Section 1 hereof, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Buyer shall not assume or have any responsibility for, any liabilities of the Seller as of the date hereof or any time thereafter, other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

         (a) any and all items of governmental, judicial, or adversarial proceedings (public or private), litigation, hearings, arbitrations, disputes or investigations against or involving the Seller, its subsidiaries or affiliates, directly or indirectly;

         (b) any and all amounts claimed against the Seller or the Buyer by, or on behalf of, any former or current employee of the Seller, relating to, based upon or arising from or in connection with (i) service performed for the Seller prior to the date hereof, including, without limitation, any claim or claims relative to, based upon or arising from or in connection with the terms and conditions of employment or the termination of employment with the Seller, (ii) any contracts of employment or collective bargaining agreements between the Seller and an employee or any union or representative claiming to represent any employee of the Seller,
(iii) any and all union or collective bargaining contracts, agreements, benefit plans, or understandings to which the Seller is a signatory or to which the Seller is claimed to be bound, or (iv) any and all liabilities that arise out of or relate to pension, profit sharing, health, welfare, disability, worker's compensation or other employer benefit plans maintained by the Seller or any union or other labor organization or any of its subsidiaries or affiliates, including without limitation any liability arising from the Seller's under-funding or termination of any such plans or reduction of, termination or failure to provide any other employment benefits of any kind or nature whatsoever in connection with the consummation of transactions contemplated by this Agreement or otherwise;

         (c) Taxes, including any Taxes arising as a result of the sale of Acquired Assets pursuant to the Asset Purchase Agreement, and including any Taxes of the Seller, any of the Shareholders or any of their Affiliates or with respect to Acquired Assets or the Business attributable to any period, or any portion of any period, ending on or prior to the date hereof, and including any Taxes for which the Seller or the Shareholders are liable under the Asset Purchase Agreement;

         (d) any and all claims arising out of, related to or based upon any products sold, developed, delivered or manufactured, or any services provided, by or on behalf of the Seller prior to the date hereof and any and all claims arising or accruing on or after the date hereof with respect to sales or manufacturing of products or provision of services that occurred prior to the date hereof;

         (e) any and all claims, liabilities and obligations, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts and engineers and the costs of investigation, feasibility study and remedial action) arising from or under any Environmental Law or Environmental Claims, without regard as to whether the Buyer has conducted any environmental due diligence, and whether such Environmental Claims arise or accrue before, on or after the date hereof in connection with acts, events or omissions that occurred, or conditions or circumstances that existed on or before the date hereof; or

         (f) any bank acceptances, loans payable, or other indebtedness for borrowed money of the Seller.

3. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

4. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Buyer (which consent may be granted or withheld in the sole discretion of the Seller or the Buyer); provided, however, that the Buyer may assign this Agreement to an Affiliate of the Buyer without the consent of the Seller.

5. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

         IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                                   SAKURA, INC.

                                                   By: /s/ GLENN SIMON
                                                       ---------------
                                                        Name: Glenn Simon
                                                        Title: President


                                                   ONEIDA COMMUNITY CHINA, INC.




                                                   By: /s/ ALLAN H. CONSEUR
                                                       --------------------
                                                        Name: Allan H. Conseur
                                                        Title: President

                                    EXHIBIT C

                           CERTAIN LICENSE AGREEMENTS

Licensor:                                               Extension Termination Date
---------                                               --------------------------
Leslie Beck                                                 September 1, 2002
Hallmark Licensing, Inc.                                    September 1, 2002
Claire Murray                                               September 1, 2002
United Features Syndicate, Inc. (Peanuts)                   September 1, 2002
Mumm's the Word, Inc.                                       September 1, 2002

                                 AMENDMENT NO. 1
                         TO THE ASSET PURCHASE AGREEMENT

                  AMENDMENT NO. 1 dated June 30, 2000 (this "Amendment"), by and among ONEIDA COMMUNITY CHINA, INC., a New York corporation (the "Buyer"), ONEIDA LTD., a New York corporation ("Oneida"), SAKURA, INC., a New York corporation ("Sakura" or the "Seller"), GLENN SIMON, and NICK NISHIWAKI (together with Glenn Simon, the "Shareholders"), to the Asset Purchase Agreement dated as of May 23, 2000 (the "Agreement") by and among the Buyer, Oneida, the Seller and the Shareholders. Capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

                  WHEREAS, pursuant to Section 11.7 of the Agreement, any term or provision of the Agreement may be amended by a writing signed by the party to be bound thereby;

                  WHEREAS, the Seller Disclosure Schedule is incorporated by reference into the Agreement; and

                  WHEREAS, the Buyer, Oneida, the Seller and the Shareholders wish to amend the Agreement as to certain of its terms, as specified herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Buyer, Oneida, the Seller and the Shareholders hereby agree to amend the Agreement as follows:

                  SECTION 1. Amendment to Section 2.5. (a) Section 2.5 is hereby amended by deleting the "or" immediately before the "(F)".

                  (b) Section 2.5 is hereby further amended by adding the following to the end of the second sentence thereof:

                  "(G) any liability or obligation relating to or arising out of any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to customs, duties or tariffs"

                  SECTION 2. Amendment to Section 5.8. Section 5.8 is hereby deleted in its entirety and replaced by the following:

                  "5.8 Bulk Transfer Laws. The Buyer hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Acquired Assets to the Buyer (other than any obligations with respect to the application of the proceeds herefrom). Pursuant to Article X, the Seller and the Shareholders have agreed to indemnify the Buyer Parties against any and all liabilities that may be asserted by third parties against the Buyer Parties as a result of the Seller's noncompliance with any such law."

                  SECTION 3. Amendment to Schedule 3.1. Schedule 3.1 of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced by the following:

                  "Sakura is qualified to do business as a foreign corporation in the State of California."

                  SECTION 4. Amendment to Schedule 3.13(l). Schedule 3.13(l) of the Seller Disclosure Schedule is hereby deleted in its entirety and replaced by the following:

                  "Shareholders' Agreement dated April 17, 1997."

                  SECTION 5. Effect on Agreement. Except as amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

                  SECTION 6. Governing Law. The laws of the State of New York (irrespective of its choice of law principles) will govern the validity of this Amendment, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. All actions and proceedings relating directly or indirectly to this Amendment shall be litigated in any state court or federal court located in New York County, New York. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein. Each of the Shareholders has appointed Olshan Grundman Frome Rosenzweig & Wolosky LLP as its authorized agent upon whom process may be served in any action arising out of or based on this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                                  ONEIDA COMMUNITY CHINA, INC.


                                                  By:  /s/ ALLAN H. CONSUER
                                                       --------------------
                                                       Name:
                                                       Title:


                                                  ONEIDA LTD.


                                                  By:   /s/ PETER J. KALLET
                                                       --------------------
                                                       Name:
                                                       Title:


                                                  SAKURA, INC.


                                                  By:/s/ GLENN SIMON
                                                     ---------------
                                                       Name:      Glenn Simon
                                                       Title:     President


                                                  GLENN SIMON

                                                  /s/ GLENN SIMON
                                                  ---------------
                                                  52 Bristol Drive
                                                  Woodbury, New York  11797



                                                  NICK NISHIWAKI

                                                  /s/ NICK NISHIWAKI
                                                  ------------------
                                                  50 East Hartsdale Avenue
                                                  Hartsdale, NY  10530